Exhibit 10.1
EXECUTION VERSION

AMENDED AND RESTATED
UNSECURED REVOLVING CREDIT AGREEMENT
DATED AS OF July 19, 2013
AMONG
FIRST INDUSTRIAL, L.P., AS BORROWER
FIRST INDUSTRIAL REALTY TRUST, INC.,
AS GENERAL PARTNER AND GUARANTOR
THE LENDERS
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT
AND
BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT
AND
U.S. BANK NATIONAL ASSOCIATION,
PNC BANK, NATIONAL ASSOCIATION and
REGIONS BANK
AS CO-DOCUMENTATION AGENTS
____________________________________________________________________________
WELLS FARGO SECURITIES, LLC and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
AS JOINT-LEAD ARRANGERS AND JOINT BOOK RUNNERS

i

(Continued)
Page

3.8.	Compensation for Facility Letters of Credit	51
3.9.	Letter of Credit Collateral Account	51

ARTICLE IV. CHANGE IN CIRCUMSTANCES		52

4.1.	Yield Protection	52
4.2.	Changes in Capital Adequacy Regulations	52
4.3.	Availability of Eurocurrency or Adjusted Base Rate Borrowings	53
4.4.	Funding Indemnification	53
4.5.	Taxes	54
4.6.	Lender Statements; Survival of Indemnity	56
4.7.	Replacement of Lenders under Certain Circumstances	56

ARTICLE V. CONDITIONS PRECEDENT		57

5.1.	Conditions Precedent to Closing	57
5.2.	Conditions Precedent to Subsequent Borrowings	59

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		60

6.1.	Existence	60
6.2.	Corporate/Partnership Powers	60
6.3.	Power of Officers	60
6.4.	Government and Other Approvals	60
6.5.	Solvency	60
6.6.	Compliance With Laws	61
6.7.	Enforceability of Agreement	61
6.8.	Title to Property	61
6.9.	Litigation	61
6.10.	Events of Default	62
6.11.	Investment Company Act of 1940	62
6.12.	Public Utility Holding Company Act	62
6.13.	Regulation U	62
6.14.	No Material Adverse Financial Change	62
6.15.	Financial Information	62
6.16.	Factual Information	62
6.17.	ERISA	62
6.18.	Taxes	62
6.19.	Environmental Matters	63
6.20.	Insurance	64
6.21.	No Brokers	64
6.22.	No Violation of Usury Laws	64
6.23.	Not a Foreign Person	64
6.24.	No Trade Name	64
6.25.	Subsidiaries	64
6.26.	Unencumbered Assets	64

(Continued)
Page

6.27.	Patriot Act and Other Specified Laws	66

ARTICLE VII. ADDITIONAL REPRESENTATIONS AND WARRANTIES		67

7.1.	Existence	67
7.2.	Corporate Powers	67
7.3.	Power of Officers	67
7.4.	Government and Other Approvals	67
7.5.	Compliance With Laws	67
7.6.	Enforceability of Agreement	68
7.7.	Liens; Consents	68
7.8.	Litigation	68
7.9.	Events of Default	68
7.10.	Investment Company Act of 1940	68
7.11.	Public Utility Holding Company Act	68
7.12.	No Material Adverse Financial Change	68
7.13.	Financial Information	68
7.14.	Factual Information	69
7.15.	ERISA	69
7.16.	Taxes	69
7.17.	No Brokers	69
7.18.	Subsidiaries	69
7.19.	Status	69
7.20.	Patriot Act and Other Specified Laws; OFAC	69

ARTICLE VIII. AFFIRMATIVE COVENANTS		71

8.1.	Notices	71
8.2.	Financial Statements, Reports, Etc.	71
8.3.	Existence and Conduct of Operations	74
8.4.	Maintenance of Properties	75
8.5.	Insurance	75
8.6.	Payment of Obligations	75
8.7.	Compliance with Laws	75
8.8.	Adequate Books	75
8.9.	ERISA	75
8.10.	Maintenance of Status	75
8.11.	Use of Proceeds	76
8.12.	Distributions	76

ARTICLE IX. NEGATIVE COVENANTS		76

9.1.	Change in Business	76
9.2.	Change of Management of Properties	76
9.3.	Change of Borrower Ownership	76
9.4.	Use of Proceeds	77

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Page

9.5.	Liens	77
9.6.	Regulation U	78
9.7.	Indebtedness and Cash Flow Covenants	78
9.8.	Change of Control; Mergers and Dispositions	79
9.9.	Negative Pledge	79

ARTICLE X. DEFAULTS		79

10.1.	Nonpayment of Principal	79
10.2.	Certain Covenants	79
10.3.	Nonpayment of Interest and Other Obligations	79
10.4.	Cross Default	79
10.5.	Loan Documents	80
10.6.	Representation or Warranty	80
10.7.	Covenants, Agreements and Other Conditions	80
10.8.	No Longer General Partner	80
10.9.	Material Adverse Financial Change	80
10.10.	Bankruptcy	80
10.11.	Legal Proceedings	81
10.12.	ERISA	81
10.13.	Change in Control	81
10.14.	Failure to Satisfy Judgments	81
10.15.	Environmental Remediation	82

ARTICLE XI. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		82

11.1.	Acceleration	82
11.2.	Preservation of Rights; Amendments	83

ARTICLE XII. THE ADMINISTRATIVE AGENT		83

12.1.	Appointment	83
12.2.	Powers	84
12.3.	General Immunity	84
12.4.	No Responsibility for Loans, Recitals, etc.	84
12.5.	Action on Instructions of Lenders	84
12.6.	Employment of Administrative Agents and Counsel	85
12.7.	Reliance on Documents; Counsel	85
12.8.	Administrative Agent's Reimbursement and Indemnification	85
12.9.	Rights as a Lender	85
12.10.	Funds Transfer Disbursements	86
12.11.	Lender Credit Decision	86
12.12.	Successor Administrative Agent	87
12.13.	Notice of Defaults	87
12.14.	Requests for Approval	87
12.15.	Copies of Documents	88

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Page

12.16.	Defaulting Lenders	88
12.17.	Delegation to Affiliates	92
12.18.	Managing Agents, Co-Documentation Agents, Syndication Agent, etc.	92

ARTICLE XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		92

13.1.	Successors and Assigns	92
13.2.	Participations	93
13.3.	Assignments; Consents	94
13.4.	Register	96
13.5.	Designated Lenders	96
13.6.	Confidentiality	97
13.7.	Tax Treatment	98

ARTICLE XIV. GENERAL PROVISIONS		98

14.1.	Survival of Representations	98
14.2.	Governmental Regulation	98
14.3.	Taxes	98
14.4.	Headings	98
14.5.	No Third Party Beneficiaries	99
14.6.	Expenses; Indemnification	99
14.7.	Severability of Provisions	99
14.8.	Nonliability of the Lenders	99
14.9.	Choice of Law	100
14.10.	Consent to Jurisdiction	100
14.11.	Waiver of Jury Trial	100
14.12.	Successors and Assigns	100
14.13.	Entire Agreement; Modification of Agreement	101
14.14.	Dealings with the Borrower	102
14.15.	Set-Off	102
14.16.	Counterparts	102
14.17.	Patriot Act CIP Notice	102

ARTICLE XV. NOTICES		103

15.1.	Giving Notice; Electronic Delivery	103
15.2.	Change of Address	104

v

(Continued)

EXHIBITS

A	- Revolving Commitment Amounts

B-1	- Form of Note

B-2	- Form of Bid Rate Note

C	- Transfer Authorizer Designation

D	- Form of Guaranty

E	- Opinion of Borrower’s Counsel

F	- Opinion of General Partner’s Counsel

G	- Wiring Instructions

H	- Form of Compliance Certificate

I	- Form of Assignment Agreement

J	- Form of Notice of Borrowing

K	- Form of Notice of Swingline Borrowing

L	- Form of Designation Agreement

M	- Form of Bid Rate Quote Request

N	- Form of Bid Rate Quote

O	- Form of Bid Rate Quote Acceptance

SCHEDULES

3.1	Outstanding Facility Letters of Credit

6.9	Litigation (Borrower)

6.19	Environmental Compliance

6.24	Trade Names

6.25	Subsidiaries (Borrower)

6.26	Unencumbered Assets

7.8	Litigation (General Partner)

7.18	Subsidiaries (General Partner)

AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT
THIS AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of July 19, 2013 by and among the following:
FIRST INDUSTRIAL, L.P., a Delaware limited partnership having its principal place of business at 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606, the sole general partner of which is First Industrial Realty Trust, Inc., a Maryland corporation;
FIRST INDUSTRIAL REALTY TRUST, INC., a Maryland corporation that is qualified as a real estate investment trust whose principal place of business is 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606 (“General Partner”);
WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), a national bank organized under the laws of the United States of America having an office at 123 North Wacker Dr., Chicago, IL 60606, as Administrative Agent (“Administrative Agent”) for the Lenders (as defined below); and
Those Lenders identified on the signature pages hereto.
RECITALS
A.    The Borrower is primarily engaged in the business of acquiring, developing, owning and operating bulk warehouse and light industrial properties.
B.    The Borrower, the General Partner, the lenders party thereto and Wells, as administrative agent are currently party to the Unsecured Revolving Credit Agreement, dated as of December 14, 2011 (the “Existing Credit Agreement”).
C.    The Borrower, the Lenders, the Departing Lenders (as hereinafter defined), and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement, as evidenced by its execution and delivery of its Departing Lender Signature Page.
D.    The parties hereto intend that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof.
E.    Each of the Borrower and the General Partner confirms that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Agreement Execution Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.
F.    The General Partner is fully liable for the obligations of the Borrower hereunder by virtue of its status as the sole general partner of the Borrower and as guarantor under the Guaranty.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.1.    Definitions. As used in this Agreement, the following terms have the meanings set forth below:
“Absolute Rate” has the meaning given that term in Section 2.18(c)(ii)(C).
“Absolute Rate Auction” means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.18.
“Absolute Rate Loan” means a Bid Rate Loan, the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.
“Adjusted Base Rate” means a floating interest rate equal to the sum of (i) the LIBOR Market Index Rate, plus (ii) the Base Rate Applicable Margin in effect from time to time.
“Adjusted Base Rate Borrowing” means a Borrowing that bears interest at the Adjusted Base Rate.
“Adjusted EBITDA” means for any Person the sum of EBITDA for such Person and such Person’s reported corporate overhead for itself and its Subsidiaries; provided that “Adjusted EBITDA” shall have deducted overhead related to specific properties.
“Adjusted LIBOR Rate” means, with respect to a Eurocurrency Borrowing for the relevant Interest Period, the sum of (i) the Base LIBOR Rate applicable to such Interest Period, plus, (ii) in the case of ratable Eurocurrency Borrowings, the LIBOR Applicable Margin in effect from time to time during such Interest Period, or in the case of Eurocurrency Borrowings made as Bid Rate Loans, the LIBOR Margin established in the Bid Rate Quote applicable to such Bid Rate Loan.
“Administrative Agent” means Wells, in its capacity as contractual representative of the Lenders pursuant to Article XII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XII.

“Administrative Office” means the Administrative Agent’s office designated on its signature page to this Agreement or such other office as may be designated by the Administrative Agent by written notice to the Borrower and the Lenders.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.
“Affiliate” means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that in no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.
“Aggregate Revolving Commitment” means, as of any date, the total of all Revolving Commitments, which as of the Agreement Execution Date is $625,000,000, subject to the Borrower’s right to increase the Aggregate Revolving Commitment pursuant to Section 2.2.
“Agreement” means this Amended and Restated Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.
“Agreement Execution Date” shall mean July 19, 2013, the date on which all of the parties hereto have executed this Agreement.
“Applicable Cap Rate” means 7.50%.
“Applicable Margin” means the applicable margins set forth in the table in Section 2.9 used in calculating the interest rate applicable to the various types of Borrowings, which shall vary from time to time in accordance with the long term, senior unsecured debt ratings of the Borrower and the General Partner in the manner set forth in Section 2.9.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors in their capacity as Joint Lead Arrangers.
“Asset Sale” means any sale or other disposition by the Consolidated Operating Partnership of any Property or other assets (excluding any proceeds resulting from the casualty or condemnation of such Property or other assets, to the extent such proceeds are used to rebuild such Properties or assets within 365 days of receipt of such proceeds) that yields gross proceeds equal to the aggregate of (i) all cash proceeds, plus (ii) the initial principal amount of any noncash proceeds consisting of notes or other debt securities, plus (iii) the fair market value of other non-cash proceeds, if and to the extent that the aggregate of (i), (ii) and (iii) exceeds $500,000.

“Assets Acquired Not In Service” means, as of any date of determination, any Project which has been acquired and owned for less than 12 months but has not yet been leased to 90%.
“Assets Under Development” means, as of any date of determination, any Project which is under construction and then treated as an asset under development under GAAP.
“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit I.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base LIBOR Rate” means, with respect to any Eurocurrency Borrowing, for any Interest Period, the rate of interest obtained by dividing (i) the LIBOR 01 rate as set forth on the Reuters screen (or on any successor to or substitute for such screen) at approximately 11:00 a.m. (Central Time), two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable Eurocurrency Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in the Base LIBOR Rate on the date on which such change in such maximum rate becomes effective.
“Base Rate Applicable Margin” means the Applicable Margin in effect for an Adjusted Base Rate Borrowing as determined in accordance with Section 2.9 hereof.
“Bid Rate Borrowing” has the meaning given that term in Section 2.18(b).
“Bid Rate Loan” means a loan made by a Lender under Section 2.18.

“Bid Rate Note” means a promissory note of the Borrower substantially in the form of Exhibit B-2 (or such other form approved by the Administrative Agent), payable to the order of a Lender as originally in effect and otherwise duly completed.
“Bid Rate Quote” means an offer in accordance with Section 2.18(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.
“Bid Rate Quote Request” has the meaning given that term in Section 2.18(b).
“Borrower” means First Industrial, L.P., along with its permitted successors and assigns.
“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) a Bid Rate Loan.
“Borrowing Date” means a Business Day on which a Borrowing is made to the Borrower.
“Borrowing Notice” is defined in Section 2.7 hereof.
“Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in New York City; provided that with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurocurrency Loans, such day is also a day on which banks are open for general business in London, England.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean (i) short term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A 1 or better by Standard and Poor’s Corporation or P‑1 or better by Moody’s Investors Service, Inc., or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, provided that all such Cash Equivalents would qualify as cash equivalents in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of more than 40% of the aggregate voting power represented by the then outstanding voting stock of the General Partner, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the General Partner by Persons who were neither (i) nominated by the board of directors of the General Partner, (ii) appointed by directors so nominated, nor (iii) nominated by holders of the preferred stock in the General Partner pursuant to the terms of such stock; or (c) the General Partner shall cease to own, directly or indirectly, fifty-one percent (51%) or more of the Equity Interests of the Borrower.
“Class” means when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Bid Rate Loans.
“Closing Date” means the date on which the conditions precedent in Section 5.1 are satisfied in accordance therewith and this Agreement becomes effective.
“Code” means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of Consolidated Total Indebtedness to Implied Capitalization Value of the Consolidated Operating Partnership.
“Consolidated Operating Partnership” means the Borrower, the General Partner and any other subsidiary partnerships or entities of either of them which are required under GAAP to be consolidated with the Borrower and the General Partner for financial reporting purposes.
“Consolidated Secured Debt” means as of any date of determination, the sum of (a) the aggregate outstanding principal amount of all Indebtedness of the Consolidated Operating Partnership outstanding at such date which is secured by a Lien on any asset or Capital Stock of Consolidated Operating Partnership, including without limitation loans secured by mortgages, stock, or partnership interests, but excluding Defeased Debt and (b) the amount by which the aggregate principal amount of all Indebtedness of the Subsidiaries of the Borrower or the General Partner outstanding at such date exceeds $5,000,000 (including, for the avoidance of doubt, Guarantee Obligations of the Subsidiaries of the Borrower or the General Partner in respect of primary obligations of the Borrower or the General Partner, but excluding customary non-recourse carveout obligations), without duplication of any Indebtedness included under clause (a). For clarification, Consolidated Secured Debt shall include the Borrower’s or the General Partner’s Ownership Share of any Investment Affiliate’s Indebtedness.
“Consolidated Senior Unsecured Debt” means as of any date of determination, the aggregate outstanding principal amount of all Indebtedness of the Consolidated Operating Partnership (which will include, without limitation, any Indebtedness that is secured by partnership interests and that is recourse to the Borrower or the Guarantor, where such recourse component applies only to the payment of principal and/or interest), outstanding at such date other than (a) Indebtedness which is contractually subordinated to the Indebtedness of the Consolidated Operating Partnership under the Loan Documents on terms acceptable to the Administrative Agent and (b) that portion of Consolidated Secured Debt described in clause (a) of that definition. For clarification, Consolidated Senior Unsecured Debt shall exclude the Borrower’s or the General Partner’s Ownership Share of any Investment Affiliate’s Indebtedness.
“Consolidated Total Indebtedness” means as of any date of determination, all Indebtedness of the Consolidated Operating Partnership outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items; provided that for purposes of defining “Consolidated Total Indebtedness” the term “Indebtedness” shall not include the short term debt (e.g. accounts payable, short term expenses) of the Borrower or the General Partner or Defeased Debt. For clarification, Consolidated Total Indebtedness shall include the Borrower’s or the General Partner’s Ownership Share of any Investment Affiliate’s Indebtedness.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Operating Partnership, are treated as a single employer under Sections 414(b) or 414(c) of the Code.
“Conversion/Continuation Notice” is defined in Section 2.8.
“Debtor Relief Laws” means the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Debt Service” means for any period, (a) Interest Expense for such period plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness and mandatory excess cash flow sweeps) required to be made during such period by the Borrower, or any of its consolidated Subsidiaries plus (c) a percentage of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on

Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, such percentage equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Borrower or any consolidated Subsidiary is liable and (y) the Ownership Share in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, without duplication.
“Default” means an event which, with notice or lapse of time or both, would become an Event of Default.
“Default Rate” means with respect to any Borrowing, a rate equal to the interest rate applicable to such Borrowing plus three percent (3%) per annum.
“Defaulting Lender” means, subject to Section 12.16(f), any Revolving Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Revolving Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Revolving Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Revolving Lender’s obligation to fund a Loan hereunder and states that such position is based on such Revolving Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to Section 12.16(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Revolving Lender.
“Defeased Debt” means that portion of debt which has already been defeased by depositing collateral in the form of obligations supported by the credit of the United States government in such amounts as are required and permitted under the terms of the applicable loan documents.
“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.
“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement to which it is a party on the Agreement Execution Date.
“Designated Lender” means a special purpose corporation which is an Affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 13.5 and (c) is not otherwise a Lender.
“Designating Lender” has the meaning given that term in Section 13.5.
“Designation Agreement” means a Designation Agreement between a Lender and a Designated Lender and accepted by the Administrative Agent, substantially in the form of Exhibit L or such other form as may be agreed to by such Lender, such Designated Lender and the Administrative Agent.
“Dollars” and “$” mean United States Dollars.
“EBITDA” means, with respect to any Person, income before restructuring charges in an aggregate amount not to exceed $10,000,000 during any four fiscal quarter period, non-cash impairment charges and other non-cash, non-recurring items determined in good faith by the Borrower and extraordinary items, without deduction of any losses related to initial offering costs of preferred stock which are written off due to the redemption of such preferred stock, and excluding any gains or losses from pay-off or retirement of debt and gains/losses on sales of Properties and excluding costs incurred in acquiring Properties, where such costs are required to be expensed under ASC 805 Business Combinations 805-10-25-23, as reported by such Person and its Subsidiaries on a consolidated basis in accordance with GAAP (reduced to eliminate any income from Investment Affiliates of such Person, any interest income and, with respect to the Consolidated Operating Partnership, any income from the assets used for Defeased Debt), plus Interest Expense, depreciation, amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any such Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by such Person and any Subsidiaries, in the aggregate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).
“Effective Date” means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed by any of the foregoing); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“Environmental Laws” means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over the Borrower, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Borrower, any Investment Affiliate, or any Subsidiary or any of their respective assets or Properties.
“Equity Interests” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Value” is defined in Section 10.10 hereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.
“Event of Default” means any event set forth in Article X hereof.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Office and the Administrative Agent, (a) taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office of such Lender’s applicable Lending Office is located, and (b) any United States federal withholding taxes imposed by FATCA .

“Existing Credit Agreement” has the meaning specified in the preliminary statements of this Agreement
“Extension Request” is defined in Section 2.19(a).
“Facility” means the Revolving Commitments and the extensions of credit made thereunder.
“Facility Fee Rate” is defined in Section 2.10(b).
“Facility Letter of Credit” means a Financial Letter of Credit or Performance Letter of Credit issued under the Facility.
“Facility Letter of Credit Fee” is defined in Section 3.8.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Central Time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Financial Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary.
“Fixed Charge Coverage Ratio” is defined in Section 9.7(a).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the applicable Issuing Bank, such Defaulting Lender’s Percentage of the outstanding LC Exposure in respect of Letters of Credit issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Revolving Commitment actually disbursed and outstanding to the Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Revolving Commitment disbursed and outstanding to the Borrower by all of the Lenders at such time.
“GAAP” means those generally accepted accounting principles in the United States of America as in effect from time to time that are consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder; provided that all financial computations shall be made in accordance with GAAP as in effect on the Agreement Execution Date.
“General Partner” means First Industrial Realty Trust, Inc., a Maryland corporation that is listed on a national securities exchange and is qualified as a real estate investment trust. The General Partner is the sole general partner of the Borrower.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gross Negligence” means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences or rights of others affected. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term “gross negligence” is used with respect to the Administrative Agent, the Issuing Bank or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.
“Ground Lease Payments” means, for any period, payment made in cash during such period in respect of any ground lease with respect to which the Borrower or any of its Subsidiaries is a lessee.
“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing (but only to the extent that the guaranty applies to the payment of principal or interest due under recourse Indebtedness) any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. Notwithstanding the foregoing, a guaranty of customary non-recourse carveouts shall not be deemed a “Guarantee Obligation” for purposes of this Agreement.
“Guaranty” means the Guaranty executed by the General Partner in the form attached hereto as Exhibit D.
“Implied Capitalization Value” means for any Person as of any date, the sum of (i) the quotient of (x) the Adjusted EBITDA for such Person during the most recent four fiscal quarters (which Adjusted EBITDA shall exclude any Adjusted EBITDA attributable to all Assets Under Development, Assets Acquired Not in Service or Rollover Projects, and which Adjusted EBITDA attributable to each Project which was formerly a Rollover Project shall not be less than zero), and (y) the Applicable Cap Rate, plus (ii) an amount equal to the then current book value of each Asset Under Development and Assets Acquired Not in Service, plus (iii) the then current book value of Unimproved Land, plus (iv) with respect to each Rollover Project, an amount equal to 50% of the then current book value, determined in accordance with GAAP, of such Rollover Project (provided that the Rollover Projects shall at no time comprise more than 10% of Implied Capitalization Value), plus (v) an amount equal to 100% of unrestricted cash and unrestricted cash equivalents, including any cash on deposit with a qualified intermediary with respect to a deferred tax-free exchange (and specifically excluding any cash or cash equivalents being used to support Defeased Debt), plus (vi) an amount equal to 100% of the then current book value, determined in accordance with GAAP, of all first mortgage receivables on income producing commercial properties; provided that in no event shall the aggregate amount of Implied Capitalization Value from clauses (ii), (iii), (iv) and (vi) above exceed 25% of the total Implied Capitalization Value. The Borrower’s Ownership Share of assets held by Investment Affiliates (excluding assets of the type described in the immediately preceding clause (v)) will be included in Implied Capitalization Value calculations consistent with the above described treatment for wholly owned assets. In the case of a newly formed Investment Affiliate, the Borrower’s Ownership Share of assets held by the Investment Affiliate shall be calculated by multiplying (a) total assets plus accumulated depreciation of the Investment Affiliate by (b) the Ownership Share of such Investment Affiliate. This valuation methodology will be used for the first four quarters following the formation of any Investment Affiliate. For purposes of computing the Implied Capitalization Value, Adjusted EBITDA may be increased from quarter to quarter by the amount of (A) net cash flow from new leases of space at the Properties (where such net cash flow has not then been included in EBITDA) which have a minimum term of one year and (B) Properties which either (i) were acquired during the most recent four fiscal quarters and/or (ii) were previously Assets Under Development or Assets Not in Service but which have been completed during such four quarter period and have at least some tenants in possession of the respective leased spaces and conducting business operations therein each will be included in the calculation of Implied Capitalization Value using pro forma EBITDA for such four quarter period, so long as a “new acquisition/opening summary” form is submitted to, and approved by, Administrative Agent for each new acquisition or newly-opened Property during such four quarter period. “New acquisition/opening summary” forms will only be required for acquisitions/developments to the extent the aggregate thereof exceeds $250,000,000 during any fiscal year.
“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), repurchase obligations, takeout commitments or forward equity commitments, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Operating Partnership, Guarantee Obligations of any member of the Consolidated Operating Partnership in respect of primary obligations of any other member of the Consolidated Operating Partnership), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) Net Mark-to-Market Exposure under Rate Management Transactions, (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (j) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (k) such Person’s Ownership Share of debt in Investment Affiliates and any loans where such Person is liable as a general partner and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.
“Insolvent” means insolvent as defined in Section 101(32) of the United States Bankruptcy Code, as amended.
“Interest Expense” means all interest expense of the Consolidated Operating Partnership determined in accordance with GAAP plus (i) capitalized interest not covered by an interest reserve from a loan facility, plus (ii) the allocable portion (based on liability) of any interest incurred on any obligation for which the Consolidated Operating Partnership is wholly or partially liable under guaranties covering the payment of principal and/or interest, plus (iii) the allocable percentage of any interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non‑recourse, equal to the applicable Ownership Share in such Investment Affiliate held by the Consolidated Operating Partnership, in the aggregate, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories; provided, however, that “Interest Expense” shall not include interest on loans after they become Defeased Debt.
“Interest Period” means (a) with respect to a ratable Eurocurrency Borrowing, a period commencing on the date such ratable Eurocurrency Borrowing is made (or in the case of the continuation of a ratable Eurocurrency Loan the last day of the preceding Interest Period for such Loan) and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter (or twelfth calendar month thereafter, with the consent of each Lender), as the Borrower may select in the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and (b) with respect to each Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 270 days thereafter, as the Borrower may select as provided in Section 2.18(b). Notwithstanding the foregoing or anything in this Agreement to the contrary: (i) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (provided that if such immediately following Business Day falls in the next calendar month, such Interest Period shall end on the immediately preceding Business Day).
“Investment Affiliate” means any Person in which the Consolidated Operating Partnership, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Operating Partnership on the consolidated financial statements of the Consolidated Operating Partnership.
“Investment Grade Rating” means, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower, (a) a rating of BBB- or higher from S&P or (b) a rating of Baa3 or better from Moody’s.

“Issuance Date” is defined in Section 3.4(a)(iii).

“Issuance Notice” is defined in Section 3.4(c).
“Issuing Bank” means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. Wells shall be the sole Issuing Bank.
“LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Facility Letter of Credit.
“LC Exposure” means at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility Letters of Credit, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC

Exposure of any Revolving Lender at any time shall be its Percentage of the total LC Exposure at such time.
“Lenders” means, collectively, Wells, and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to “the Lenders” in any Loan Document it shall be read to mean “all of the Lenders”.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Letter of Credit Collateral Account” is defined in Section 3.9.
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 3.6 in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.
“Letter of Credit Request” is defined in Section 3.4(a).
“LIBOR Applicable Margin” means, as of any date with respect to any Eurocurrency Borrowing, the Applicable Margin in effect for such Eurocurrency Borrowing as determined in accordance with Section 2.9 hereof.
“LIBOR Auction” means a solicitation of Bid Rate Quotes setting forth LIBOR Margin Loans based on LIBOR pursuant to Section 2.18.
“LIBOR Borrowing” is defined in Section 4.3.
“LIBOR Margin” has the meaning given that term in Section 2.18(c)(ii)(D).

“LIBOR Margin Loan” means a Bid Rate Loan the interest rate on which is determined on the basis of LIBOR pursuant to a LIBOR Auction.
“LIBOR Market Index Rate” means, for any day, the Base LIBOR Rate as of that day for a Eurocurrency Borrowing having a one month Interest Period determined at approximately 11:00 a.m. (Central Time) for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).
“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).
“Loan Documents” means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.
“Loan Party” means each of the Borrower, the General Partner, each other Person who guarantees all or a portion of the Obligations and/or who at any time pledges any collateral to secure all or a portion of the Obligations.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Maturity Date.
“Market Value Net Worth” means at any time, the Implied Capitalization Value of a Person at such time minus the Indebtedness of such Person at such time.
“Material Adverse Effect” means, with respect to any matter, that such matter in the Required Lenders’ good faith judgment may (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Operating Partnership taken as a whole, or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.
“Material Adverse Financial Change” shall be deemed to have occurred if the Required Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which could prevent timely repayment of any Borrowing hereunder or materially impair the Borrower’s ability to perform its obligations under any of the Loan Documents.
“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea formaldehyde insulation.
“Maturity Date” means September 29, 2017 or such later date to which the Maturity Date has been extended pursuant to Section 2.19; or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.
“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Monetary Default” means any Default involving the Borrower’s failure to pay any of the Obligations when due.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of unwinding such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of unwinding such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).
“Net Proceeds” means in connection with any issuance or sale of Capital Stock, the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred in connection therewith.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means, to the extent issued pursuant to Section 2.5, with respect to the Facility, the promissory note payable to the order of each Lender in the amount of such Lender’s maximum applicable Revolving Commitment in substantially the form attached hereto as Exhibit B-1 (or such other form approved by the Administrative Agent) (collectively, the “Notes”).
“Obligations” means the Borrowings, the LC Exposure and all accrued and unpaid fees and all other obligations of the Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” has the meaning set forth in Section 4.5(ii).
“Ownership Share” means, with respect to any Investment Affiliate, the pro rata share of the nominal ownership interests held by the Consolidated Operating Partnership, in the aggregate, in such Investment Affiliate, without duplication (e.g., if the Consolidated Operating Partnership owns 25% of an Investment Affiliate, but receives 90% of the economic benefits from such Investment Affiliate, then the Ownership Share shall be equal to 25%).
“Payment Date” means the last Business Day of each calendar quarter.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participants” is defined in Section 13.2.1 hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and any increase of the Revolving Commitments pursuant to Section 2.2.
“Performance Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.
“Permitted Liens” are defined in Section 9.5 hereof.
“Person” means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.
“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.
“Principal L/C Disbursements” is defined in Section 12.16.
“Project” means any real estate asset which is 100% owned by the Borrower or by any Wholly Owned Subsidiary and which is operated as an industrial property.
“Property” means each parcel of real property owned or operated by the Borrower, any Subsidiary or Investment Affiliate.
“Property Operating Income” means, with respect to any Property, for any period, earnings from rental operations (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation, amortization and interest expense with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance). The earnings from rental operations reported for the immediately preceding fiscal quarter shall be adjusted to include pro forma earnings (as substantiated to the satisfaction of the Administrative Agent) for an entire quarter for any Property acquired or placed in service during such fiscal quarter and to exclude earnings during such quarter from any property not owned as of the end of the quarter.
“Purpose Credit” has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.
“Qualified Officer” means, with respect to any entity, the chief financial officer, chief accounting officer, controller or assistant controller of such entity if it is a corporation or of such entity’s general partner if it is a partnership.
“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Rating Agency” means S&P or Moody’s.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property.
“Register” is defined in Section 13.4.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Revolving Commitment then in effect or, if the Aggregate Revolving Commitment has been terminated, the Total Revolving Exposure then outstanding. In determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Lenders” shall in no event mean less than two Lenders. For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or Reimbursement Obligations to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Revolving Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Facility Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement (including, without limitation, in connection with any increases in accordance with Section 2.2). The amount of each Lender’s Revolving Commitment as of Agreement Execution Date is set forth on Exhibit A . The aggregate amount of the Revolving Commitments is $625,000,000 as of the Agreement Execution Date (subject to the Borrower’s right to increase the Revolving Commitment in accordance with Section 2.2).
“Revolving Exposure” means with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.1 (and includes, as the context may require, a Bid Rate Loan).
“Rollover Projects” means those Projects which, due to no or low occupancy at such Project, have a value, determined by dividing the Property Operating Income for such a Project for the most recent four fiscal quarters by the Applicable Cap Rate, of less than 50% of book value, provided that a Project shall no longer be treated as a Rollover Project after: (i) a period of six consecutive full fiscal quarters has elapsed since such Project was first included as a Rollover Project, or (ii) such Project has a value, determined by dividing the Property Operating

Income for such Project for the most recent four fiscal quarters by the Applicable Cap Rate, of greater than 50% of book value.
“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw Hill Companies and its successors.
“Specified Rate Management Transaction” means any Rate Management Transaction that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or its Subsidiaries and any Specified Rate Management Provider.
“Specified Rate Management Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Rate Management Transaction, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.
“Specified Rate Management Provider” means any Lender, or any Affiliate of a Lender that is a party to a Specified Rate Management Transaction at the time the Specified Rate Management Transaction is entered into.
“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.
“Substitute Rate” means a floating rate of interest equal to (a) the Federal Funds Effective Rate from time to time plus one and one-half of one percent (1.50%) plus (b) the Applicable Margin for Adjusted Base Rate Loans.
“Swingline Borrowings” means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.
“Swingline Exposure” means the outstanding principal balance of all Swingline Borrowings.
“Swingline Lender” shall mean Wells in its capacity as a Lender.
“Swingline Loan” means a Loan made by the Swingline Lender under the special availability provisions described in Section 2.17 hereof.
“Swingline Revolving Commitment” means the obligation of the Swingline Lender to make Swingline Loans not exceeding the aggregate amount of $60,000,000.

“Taxes” means any and all present or future taxes, duties, levies, imposts imposed on or with respect to any payment hereunder or under any Note, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.
“Total Revolving Exposure” means at any time, the sum of the aggregate Revolving Exposures for each of the Revolving Lenders.
“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit C to be delivered to the Administrative Agent pursuant to Section 12.10, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Transferee” is defined in Section 13.6 hereof.
“TRS” means a taxable REIT Subsidiary of the General Partner.
“Type” when used in reference to any Loan or Borrowing, refers to the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined. For purposes hereof, “rate” shall include the Adjusted LIBOR Rate and Adjusted Base Rate.
“Unencumbered Asset” means any Project which as of any date of determination, (a) is not subject to any Liens other than Permitted Liens set forth in Sections 9.5(i) through 9.5(v), (b) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which prohibits or limits the ability of the Borrower, or its Wholly-Owned Subsidiaries, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower, or any of its Wholly-Owned Subsidiaries, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but not subject to any Liens other than Permitted Liens set forth in Sections 9.5(i) through 9.5(v)) on any assets or Capital Stock of the Borrower or any of its Wholly-Owned Subsidiaries or would entitle any Person to the benefit of any Lien (but excluding the Permitted Liens set forth in Sections 9.5(i) through 9.5(v)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), (d) is not the subject of any material architectural/engineering issue, as evidenced by a certification of the Borrower, and (e) is materially compliant with the representations and warranties in Article VI below. Notwithstanding the foregoing, if any Project is a “Superfund” site under federal law or a site identified in writing by the jurisdiction in which such Project is located as having significant environmental contamination under applicable state law, the Borrower shall so advise the Lenders in writing and the Required Lenders shall have the right to request from the Borrower a current detailed environmental assessment (or one which is not more than two years old for Unencumbered Assets owned as of the Agreement Execution Date), and, if applicable, a written estimate of any remediation costs from a recognized environmental contractor and to exclude any such Project from Unencumbered Assets at their election. No Project of a Wholly-Owned Subsidiary shall be deemed to be unencumbered unless such Project and all Capital Stock of such Wholly-Owned Subsidiary or any other intervening Wholly-Owned Subsidiary between the Borrower and such Wholly-Owned Subsidiary is unencumbered and neither such Wholly-Owned Subsidiary nor any other intervening Wholly-Owned Subsidiary between the Borrower and such Wholly-Owned Subsidiary has any Indebtedness for borrowed money (other than Indebtedness due to the Borrower).
“Unimproved Land” means land which constitutes a single tax parcel or separately platted lot and on which construction of an industrial building has not commenced.
“Unused Facility Fee” is defined in Section 2.10.
“Value of Unencumbered Assets” means, as of any date, the sum of (a) the value of all Unencumbered Assets that are not Assets Under Development and Assets Acquired Not in Service (determined in the manner set forth below), plus (b) any unrestricted cash, including any cash on deposit with a qualified intermediary with respect to a deferred tax-free exchange, plus (c) an amount equal to 100% of the then-current book value, determined in accordance with GAAP, of each first mortgage receivable secured by an income producing commercial property, provided that such first mortgage receivable is not subject to any Lien, plus (d) 100% of the then current book value of each Asset Under Development and Assets Acquired Not in Service that constitutes an Unencumbered Asset plus (e) with respect to each Rollover Project, an amount equal to 50% of the then current book value, determined in accordance with GAAP, of each Rollover Project; provided that in no event shall the aggregate amount of Value of Unencumbered Assets from the items set forth in clauses (c), (d) and (e) exceed 20% of the total Value of Unencumbered Assets. Unencumbered Assets that are not Assets Under Development shall be valued by dividing the Property Operating Income for such Project for the most recent four fiscal quarters by the Applicable Cap Rate (provided that for the purpose of such calculation, the Property Operating Income of each Unencumbered Asset that was formerly a Rollover Project shall in no event be less than zero). If a Project has been acquired during such calculation period then the Borrower shall be entitled to include pro forma Property Operating Income from such property for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Property Operating Income from Unencumbered Assets during a quarter to Debt Service for such quarter. If a Project is no longer owned as of the date of calculation, then no value shall be included based on capitalizing Property Operating Income from such Project, except for purposes of such financial covenant comparing the Property Operating Income from Unencumbered Assets during a quarter to Debt Service for such quarter.
“Wells” means Wells Fargo Bank, National Association.
“Wholly-Owned Subsidiary” means a member of the Consolidated Operating Partnership 100% of the ownership interests in which are owned, directly or indirectly, by the Borrower and the General Partner in the aggregate.
The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

1.2.    Financial Standards. All financial computations required of a Person under this Agreement shall be made in accordance with GAAP as in effect on the date of this Agreement, and all financial information required under this Agreement shall be prepared in accordance with GAAP, except that if any Person’s financial statements are not audited, such Person’s financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Borrower or the General Partner or the Properties in connection with this Agreement and shall be certified by an authorized representative of such Person. Moreover, all financial computations required of a Person under this Agreement shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower, the General Partner or any Wholly Owned Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. To the extent the Consolidated Operating Partnership has Defeased Debt, both the underlying debt and interest payable thereon and the financial assets used to defease such debt and interest earned thereon shall be excluded from calculations of the foregoing financial covenants.
1.3.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g. a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
1.4.    General References. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless otherwise indicated, all references to time are references to Central Time.
1.5.    Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 5.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Agreement Execution Date shall continue as Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Agreement Execution Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s outstanding Revolving Loans hereunder reflect such Lender’s pro rata share of the outstanding aggregate Revolving Loans on the Agreement Execution Date, (d) the existing Revolving Loans (as defined in Section 2.1) of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Revolving Commitment” under the Existing Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder, and (e) the Borrower hereby agrees to compensate each Lender (including each Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 4.4 hereof.
ARTICLE II.

THE FACILITY
2.1.    The Facility.
(a)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the General Partner contained herein, each Lender agrees, severally and not jointly, to make Revolving Loans in Dollars to the Borrower from time to time prior to the Maturity Date in an aggregate principal amount that will not result in (x) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (y) the aggregate principal amount of all outstanding Bid Rate Loans would exceed 50.0% of the aggregate amount of the Revolving Commitments at such time, or (z) the Total Revolving Exposure to exceed the Aggregate Revolving Commitment. The Borrowings may be ratable Adjusted Base Rate Borrowings, ratable Eurocurrency Borrowings or non‑pro rata Swingline Loans or non-pro rata Bid Rate Loans. This Facility is a revolving credit facility and, subject to the provisions of this Agreement, the Borrower may request Borrowings from the Facility, repay such Borrowings and reborrow such Borrowings at any time prior to the Maturity Date.
(b)    The Facility created by this Agreement, and the Revolving Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

(c)    In no event shall the Aggregate Revolving Commitment exceed Six Hundred Twenty-Five Million Dollars ($625,000,000) (subject to the Borrower’s right to increase pursuant to Section 2.2 below).
2.2.    Increase in Revolving Commitment. The Borrower shall have the right to request increases in the Aggregate Revolving Commitment by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the Aggregate Revolving Commitment shall not exceed Eight Hundred Twenty-Five Million Dollars ($825,000,000). Each such increase in the Revolving Commitments must be an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a new Revolving Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Percentage (determined with respect to the Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 3.6 that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Revolving Lenders under Section 4.4 as a result of the prepayment of any such Loans. Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent: (w) each of the Administrative Agent and the Issuing Bank shall have consented thereto (such consent not to be unreasonably withheld or delayed), (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by a Qualified Officer of the Borrower of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and (B) all corporate or other necessary action taken by Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and the Guarantor, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) if requested, new Notes executed by the Borrower, payable to any new Lenders and replacement Notes, if requested by any applicable Lender, executed by the Borrower, payable to any existing Lenders increasing their Revolving Commitments, in the amount of each such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments. In connection with any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.2 any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.
2.3.    Principal Payments. Any outstanding Borrowings (other than Bid Rate Loans) and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Each Bid Rate Loan shall be paid in full on the last day of the applicable Interest Period of such Bid Rate Loan.
2.4.    Requests for Revolving Borrowings; Responsibility for Revolving Borrowings. Ratable Revolving Borrowings shall be made available to the Borrower by Administrative Agent in accordance with Section 2.1(a) and Section 2.7 hereof. The obligation of each Lender to fund its Percentage of each ratable Revolving Borrowing shall be several and not joint.
2.5.    Evidence of Credit Extensions. Any Lender may request that Loans (other than Bid Rate Loans) made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 13.3) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns). Each Lender may record Borrowings and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender’s record thereof shall be conclusive absent the Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender’s records. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Bid Rate Note, the Bid Rate Loans made by a Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Bid Rate Note payable to the order of such Lender. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Borrowing shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to pay the amount actually owed by the Borrower to Lenders.
2.6.    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan or Bid Rate Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.
(b)    Subject to Section 4.3, each Borrowing shall be comprised entirely of Adjusted Base Rate Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an Adjusted Base Rate Loan under the Facility. Each Bid Rate Loan shall be deemed to be outstanding under the Facility.

Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    No more than ten (10) Eurocurrency Borrowings may be outstanding at any one time under the Facilities.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
2.7.    Requests for Revolving Borrowings.
(a)    To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a “Borrowing Notice”) (A) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m. (Central Time), three Business Days before the date of the proposed Revolving Borrowing, or (B) in the case of a Adjusted Base Rate Revolving Borrowing, not later than 11:00 a.m. (Central Time), one (1) Business Day before the date of the proposed Revolving Borrowing; provided that (x) any such notice of an Adjusted Base Rate Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 3.5 may be given not later than 11:00 a.m. (Central Time), on the date of the proposed Revolving Borrowing and (y) any such notice of a Borrowing of Swingline Loans may be given not later than 11:00 a.m. (Central Time), on the date of such proposed Borrowing. Each such telephonic Borrowing Notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice in substantially the form of Exhibit J in the case of any Borrowing (other than a Swingline Loan) or Exhibit K in the case of a Swingline Loan. Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.7: (i) the Borrower requesting such Revolving Borrowing; (ii) the Class and Type of the requested Revolving Borrowing; (iii) the aggregate amount of such Revolving Borrowing; (iv) the date of such Revolving Borrowing, which shall be a Business Day; (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto; and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an Adjusted Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Revolving Borrowing.
The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2 and otherwise comply with the conditions set forth in Section 5.2 for Borrowings.

Not later than 11:00 a.m. (Central Time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available at the Administrative Office. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.
(b)    Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Adjusted LIBOR Rate applicable to the requested ratable Eurocurrency Borrowing and inform the Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon the Borrower in the absence of manifest error.
(c)    If the Borrower shall prepay a Eurocurrency Borrowing other than on the last day of the Interest Period applicable thereto, the Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof. The Lenders shall not be obligated to match fund their Eurocurrency Borrowings.
(d)    The right of the Borrower to select the Adjusted LIBOR Rate, the Adjusted Base Rate and the LIBOR Market Index Rate for a Borrowing pursuant to this Agreement is subject to the availability to Lenders or the Swingline Lender, as applicable, of a similar option. If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the Borrowing for which the Borrower wishes to select the Adjusted LIBOR Rate, Adjusted Base Rate or LIBOR Market Index Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders or the Swingline Lender, as applicable, of maintaining an Adjusted LIBOR Rate, Adjusted Base Rate or LIBOR Market Index Rate on a Borrowing or of funding the same in such market for such Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, Adjusted Base Rate or LIBOR Market Index Rate, or (iv) the Adjusted LIBOR Rate, Adjusted Base Rate or LIBOR Market Index Rate would be in excess of the maximum interest rate which the Borrower may by law pay, then in any of such events, Administrative Agent shall so notify the Borrower and Lenders and notwithstanding anything herein to the contrary, such Borrowing shall bear interest at the Substitute Rate.
2.8.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or as set forth in Section 2.7 if no Interest Period is specified). Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, the Borrower may not (i) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.6(d), (ii) elect to convert any Adjusted Base Rate Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.6(c), (iii) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.11, or (iv) elect to convert or continue any Swingline Loans.
(b)    To make an election pursuant to this Section (an “Interest Election Request”), the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.7 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent (hereinafter referred to as a “Conversion/Continuation Notice”).
(c)    Each telephonic and written Conversion/Continuation Notice shall specify the following information in compliance with Section 2.6 and paragraph (a) of this Section: (i) the Borrowing to which such Conversion/Continuation Notice applies; (ii) the effective date of the election made pursuant to such Conversion/Continuation Notice, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an Adjusted Base Rate Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election. If any such Conversion/Continuation Notice requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of a Conversion/Continuation Notice, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Conversion/Continuation Notice with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an Adjusted Base Rate Borrowing.
(f)    Notwithstanding anything to the contrary contained in this Section 2.8, no Borrowing may be converted into a Eurocurrency Borrowing or continued as a Eurocurrency Borrowing (except with the consent of the Required Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

2.9.    Applicable Margins/Facility Fee Rate.
(a)    The Base Rate Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different types of Borrowings, shall vary from time to time in accordance with the Consolidated Leverage Ratio as follows:

Consolidated Leverage Ratio	LIBOR Applicable Margin	Base Rate Applicable Margin
Less than 40%	1.45%	1.45%
40% or greater but less than 45%	1.50%	1.50%
45% or greater but less than 50%	1.70%	1.70%
50% or greater but less than 55%	1.85%	1.85%
55% or greater	2.05%	2.05%

The LIBOR Applicable Margin and Base Rate Applicable Margin shall be determined by the Administrative Agent from time to time, based on the Consolidated Leverage Ratio as set forth in the compliance certificate most recently delivered by the Borrower pursuant to Section 8.2(iv). Any adjustment to the LIBOR Applicable Margin and Base Rate Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable compliance certificate pursuant to Section 8.2(iv). If the Borrower fails to deliver a compliance certificate in accordance with Section 8.2(iv), the LIBOR Applicable Margin and the Base Rate Applicable Margin shall equal the percentages corresponding to a Consolidated Leverage Ratio of 55% or greater until the first day of the calendar month immediately following the month that the required compliance certificate is delivered. Notwithstanding the foregoing, for the period from the Agreement Execution Date through but excluding the date on which the Administrative Agent first determines the LIBOR Applicable Margin and the Base Rate Applicable Margin as set forth above, the LIBOR Applicable Margin and the Base Rate Applicable Margin shall be determined based on a Consolidated Leverage Ratio of “Less than 40%”. Thereafter, such LIBOR Applicable Margin and Base Rate Applicable Margin shall be adjusted from time to time as set forth in this definition. It is understood and agreed that each change in pricing level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect at the time it was delivered to the Administrative Agent as the result of fraud or intentional misstatement thereof, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s other rights under this Agreement.

(b)    In the event the Borrower obtains an Investment Grade Rating during the term of the Facility, at the election of the Borrower upon prior written notice to Administrative Agent and the Lenders from and after such election, other than in the case of Bid Rate Loans, the Base Rate Applicable Margin and the LIBOR Applicable Margin shall vary from time to time in accordance with the Investment Grade Rating as follows (such that the Applicable Margin shall change from time to time as and when the Investment Grade Rating changes):

Rating Level	LIBOR Applicable Margin	Facility Fee Rate	Base Rate Applicable Margin
A-/A3	0.90%	0.15%	0.90%
BBB+/Baa1	1.00%	0.15%	1.00%
BBB/Baa2	1.10%	0.20%	1.10%
BBB-/Baa3	1.30%	0.30%	1.30%
Below BBB- or Baa3 (“Level V”)	1.70%	0.35%	1.70%

The Facility Fee Rate to be used in calculating the Unused Facility Fee pursuant to Section 2.10 shall also vary from time to time (as and when the Investment Grade Ratings change) in accordance with the foregoing table. Moreover, the Applicable Margin and the Facility Fee Rate shall be determined by the higher of the two ratings from S&P or Moody’s. In the event that such two ratings are more than one rating level apart and both are Investment Grade Ratings, then the rating level one level above the lower of the two ratings shall apply. If only one Investment Grade Ratings has been issued, the Applicable Margin and Facility Fee Rate shall be determined based on the sole Investment Grade Rating then in effect. If Investment Grade Ratings shall have been assigned by both rating agencies and thereafter the Borrower does not have an Investment Grade Rating from either Rating Agency, the Applicable Margin and Facility Fee Rate shall be determined based on Level V of the forgoing table in this Section 2.9(b).

2.10.    Other Fees. During the period from the Agreement Execution Date to but excluding the Maturity Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders either: (a) an unused facility fee (the “Unused Facility Fee”) equal to (i) the difference between the amount by which the daily Aggregate Revolving Commitment exceeds the daily aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities multiplied by (ii) the corresponding per annum rate set forth in the table below:

Amount by Which Revolving Commitments Exceed Revolving Loans and Letter of Credit Liabilities	Unused Facility Fee (percent per annum)
$0 to and including an amount equal to 50% of the aggregate amount of Revolving Commitments	.25%
Greater than an amount equal to 50% of the aggregate amount of Revolving Commitments	.30%

(for the avoidance of doubt, for purposes of calculating an unused facility fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation); or (b) in the event the Borrower obtains an Investment Grade Rating and the Borrower shall have elected to have the provisions of Section 2.9(b) apply, a facility fee equal to the daily amount of the Aggregate Revolving Commitment (whether or not utilized) times a rate per annum equal to the applicable facility fee rate in effect from time to time, as shown in Section 2.9(b) (the “Facility Fee Rate”). Such foregoing fees (either pursuant to subsection (a) or (b), as applicable) shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Maturity Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero. The Borrower acknowledges that any fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

The Borrower agrees to pay to the Administrative Agent a fee equal to $2,500 at the time of each Bid Rate Quote Request made hereunder for services rendered by the Administrative Agent in connection with the Bid Rate Loans.

2.11.    Minimum Amount of Each Borrowing. Each Eurocurrency Borrowing shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof), and each Adjusted Base Rate Borrowing shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Adjusted Base Rate Borrowing may be in the amount of the unused Aggregate Revolving Commitment.
2.12.    Interest.
(a)    Subject to Section 2.14, the outstanding principal balance of the Loans shall bear interest from time to time at a rate per annum equal to:
(i)    the Adjusted Base Rate; or

(ii)    at the election of the Borrower in accordance with Section 2.8 with respect to all or portions of the Obligations, the Adjusted LIBOR Rate; or
(iii)    if such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.18; or
(iv)    if such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor plus the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.18.
(b)    All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Borrowing (other than Bid Rate Loans) shall be payable on the first day of each calendar month in arrears from time to time while such Borrowing is outstanding. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to 1:00 p.m. (Central Time). If any payment of principal or interest on the Loans shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 10.1 hereof, any payments of principal described in this sentence shall be considered to be “due” on such next succeeding Business Day.
2.13.    Method of Payment.
(a)    All payments of the Obligations hereunder shall be made, without set off, deduction, or counterclaim, in immediately available funds to Administrative Agent at the Administrative Office or at any other Lending Office of Administrative Agent specified in writing by Administrative Agent to the Borrower, by 11:00 a.m. (Central Time) on the date when due and shall be applied ratably by Administrative Agent among Lenders in the Facility. Each such payment shall be made in Dollars. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified herein or at any Lending Office specified in a notice received by Administrative Agent from such Lender. Payments not made by Administrative Agent within one (1) Business Day after receipt shall accrue interest at Federal Funds Effective Rate. Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Wells for each payment of principal, interest and fees as it becomes due hereunder.
(b)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.7, 2.16, 2.17, 3.1, 3.5 or 12.8, then the Administrative Agent shall, notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
2.14.    Default. Notwithstanding the foregoing, during the continuance of a Monetary Default or an Event of Default, the Borrower shall not have the right to request a Eurocurrency Borrowing, request a Bid Rate Loan, select a new Interest Period for an existing ratable Eurocurrency Borrowing or convert any Adjusted Base Rate Borrowing to a ratable Eurocurrency Borrowing. During the continuance of a Monetary Default or an Event of Default, at the election of the Required Lenders, by notice to the Borrower, outstanding Borrowings shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.
2.15.    Lending Offices. Each Lender may book its Borrowings at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and any Note shall be deemed held by the applicable Lender for the benefit of such Lending Office. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Office through which Borrowings will be made by it and for whose account payments are to be made.
2.16.    Non Receipt of Funds by Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, a Borrowing, or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, promptly after demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) or (ii) in the case of payment by the Borrower, the interest rate applicable to Adjusted Base Rate Borrowings. If the Borrower and any Lender shall each pay any such amount made available by the Administrative Agent on behalf of such Lender for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Loan to be made by such Lender.
2.17.    Swingline Loans. In addition to the other options available to the Borrower hereunder, the Swingline Lender agrees, subject to the following terms and conditions, to make Swingline Loans in dollars to the Borrower from time to time in an aggregate principal amount not to exceed $60,000,000. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with Section 2.7 hereof. All Swingline Loans shall bear interest at the Libor Market Index Rate and shall be deemed to be Adjusted Base Rate

Borrowings. Swingline Loans shall be funded by Wells in an amount not to exceed the maximum amount it is required to disburse pursuant to the next sentence. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Swingline Loans to an amount in excess of $60,000,000 or if, after giving effect thereto, the Total Revolving Exposure would exceed the Aggregate Revolving Commitment. Upon request of the Swingline Lender made to all the Revolving Lenders, each Revolving Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided that such Event of Default did not exist at the time the Swingline Loan was made and provided further that no Lender shall be required to have its Revolving Exposure to be greater than its Revolving Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by 11:00 a.m. (Central Time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal hereunder and under such Lender’s Note, and (ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in Section 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Revolving Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender’s purchase of its participating interest in a Swingline Loan, if the Swingline Lender receive any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lenders and is required to be returned to the Borrower, each Lender will return to the Swingline Lenders any portion thereof previously distributed by the Swingline Lender to it. If any Revolving Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than ten (10) days at a time and Swingline Loans shall not be outstanding for more than a total of fifteen (15) days during any month.
2.18.    Bid Rate Loans.
(a)    Bid Rate Loans. At any time during the period from the Closing Date to but excluding the Maturity Date, and so long as the Borrower continues to maintain an Investment Grade Rating from S&P or Moody’s and the Borrower shall have elected to have the provisions of Section 2.9(b) apply, the Borrower may, as set forth in this Section, request the Revolving Lenders to make offers to make Bid Rate Loans to the

Borrower in Dollars. The Revolving Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.
(b)    Requests for Bid Rate Loans. When the Borrower wishes to request from the Revolving Lenders offers to make Bid Rate Loans, it shall give the Administrative Agent notice (a “Bid Rate Quote Request”) so as to be received no later than 11:00 a.m. (Central Time) on (x) the date two (2) Business Days prior to the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) the date four (4) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Administrative Agent shall deliver to each Revolving Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Administrative Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in any one Bid Rate Quote Request; provided that if granted each separate Interest Period shall be deemed to be a separate borrowing (a “Bid Rate Borrowing”). Each Bid Rate Quote Request shall be substantially in the form of Exhibit M and shall specify as to each Bid Rate Borrowing all of the following:
(i)    the proposed date of such Bid Rate Borrowing, which shall be a Business Day;
(ii)    the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.1(a). to be violated;
(iii)    whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and
(iv)    the duration of the Interest Period applicable thereto, which shall not extend beyond the Maturity Date.
The Borrower shall not deliver any Bid Rate Quote Request within five (5) Business Days of the giving of any other Bid Rate Quote Request and the Borrower shall not deliver more than two (2) Bid Rate Quote Requests in any calendar month.
(c)    Bid Rate Quotes.
(i)    Each Revolving Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower’s request under Section 2.18(b) specified more than one Interest Period, such Revolving Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Administrative Agent not later than 10:00 a.m. (Central Time) (x) on the Business Day immediately preceding the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Administrative

Agent shall disregard any Bid Rate Quote received after such time; provided that the Revolving Lender then acting as the Administrative Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Revolving Lenders must submit applicable Bid Rate Quotes. Any Bid Rate Quote so made shall be irrevocable except with the consent of the Administrative Agent given at the request of the Borrower. Such Bid Rate Loans may be funded by a Revolving Lender’s Designated Lender (if any) as provided in Section 13.5; however, such Revolving Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.
(ii)    Each Bid Rate Quote shall be substantially in the form of Exhibit N and shall specify:
(A)    the proposed date of borrowing and the Interest Period therefor;
(B)    the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Revolving Lender submits Bid Rate Quotes (x) may be greater or less than the Revolving Commitment of such Revolving Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested; provided further that any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;
(C)    in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest one-hundredth of one percent (0.01%)) offered for each such Absolute Rate Loan (the “Absolute Rate”);
(D)    in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the “LIBOR Margin”) offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest one-hundredth of one percent (0.01%)) to be added to (or subtracted from) the applicable LIBOR; and
(E)    the identity of the quoting Revolving Lender.
Unless otherwise agreed by the Administrative Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

(d)    Notification by Administrative Agent. The Administrative Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 11:00 a.m. (Central Time) (x) on the Business Day immediately preceding the proposed date of borrowing, in the case of an Absolute Rate Auction or (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Revolving Lender that is in accordance with Section 2.18(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Revolving Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Revolving Lender (identifying the Revolving Lender that made such Bid Rate Quote).
(e)    Acceptance by Borrower.
(i)    Not later than 12:00 p.m. (Central Time) (x) on the Business Day immediately preceding the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the Bid Rate Quotes so notified to it pursuant to Section 2.18(d) which notice shall be in the form of Exhibit O. In the case of acceptance, such notice shall specify the aggregate principal amount of Bid Rate Quotes for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:
(A)    the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request, but may be less;
(B)    the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 2.18(b)(ii) and together with all other Bid Rate Loans then outstanding shall not cause the limits specified in Section 2.1(a) to be violated;
(C)    acceptance of Bid Rate Quotes may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;
(D)    any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

(E)    the Borrower may not accept any Bid Rate Quote that fails to comply with Section 2.18(c) or otherwise fails to comply with the requirements of this Agreement.
(ii)    If Bid Rate Quotes are made by two or more Revolving Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which Bid Rate Quotes are permitted to be accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such Bid Rate Quotes are accepted shall be allocated by the Administrative Agent among such Revolving Lenders in proportion to the aggregate principal amount of such Bid Rate Quotes. Determinations by the Administrative Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.
(f)    Obligation to Make Bid Rate Loans. The Administrative Agent shall promptly (and in any event not later than (x) 1:00 p.m. (Central Time) on the Business Day immediately preceding the proposed date of borrowing of Absolute Rate Loans and (y) on the date three (3) Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Revolving Lender as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Revolving Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 13.5. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee in respect of such Bid Rate Loan and be entitled to receive payment thereof when due. No Revolving Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Revolving Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 11:00 a.m. (Central Time) on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Administrative Office in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 12:00 p.m. (Central Time) on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.
(g)    No Effect on Revolving Commitment. Except for the purpose and to the extent expressly stated in Section 2.1(a), the amount of any Bid Rate Loan made by any Revolving Lender shall not constitute a utilization of such Revolving Lender’s Revolving Commitment.
2.19.    Extension of Maturity Date. The Borrower shall have the right, exercisable one time, to request that the Administrative Agent and the Revolving Lenders agree to extend the Maturity Date by one (1) year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least ninety (90) days but not more than one hundred eighty (180) days prior to the current Maturity Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Lenders if it receives an Extension Request promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Maturity Date shall be extended for one (1) year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (ii): (i) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (ii) the Borrower shall have paid to Administrative Agent for the ratable account of each of the Lenders a fee equal to 0.15% of the amount of the Aggregate Revolving Commitment on the effective date of the extension (which fee shall be fully earned on the date the Administrative Agent receives the Extension Request pursuant to this Section 2.19). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (i)(A) and (i)(B).

2.20.    Pro Rata Treatment/Sharing of Payments.
(a)    Except to the extent otherwise provided herein: (i) each borrowing from the Revolving Lenders under Sections 2.7, 2.17 and 3.4 shall be made from the Revolving Lenders, and each payment of the fees under Sections 2.10 and 2.19 shall be made for the account of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) each payment or prepayment of principal of Revolving Loans (other than Bid Rate Loans) shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 12.16, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; (iii) each payment of interest on Revolving Loans shall be made for the account of the Revolving Lenders, pro rata in accordance with the amounts of interest on such Revolving Loans, then due and payable to the respective Lenders; (iv) the making, conversion and continuation of Revolving Loans of a particular Type shall be made pro rata among the Revolving Lenders, according to the amounts of their respective Revolving Loans, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (v) each prepayment of principal of Bid Rate Loans pursuant to Section 2.9.(b)(iii) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender; (vi) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.17, shall be in accordance with their respective Percentages; and (vii) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Article III., shall be in accordance with their respective Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.17, in which case such payments shall be pro rata in accordance with such participating interests).
(b)    If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Rate Management Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 2.20(a) or Section 2.22, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 2.20(a) or Section 2.22, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
2.21.    Reserved.

2.22.    Application of Moneys Received. Subject to Section 2.13(b) hereof, all moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:
(i)    to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;
(ii)    to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;
(iii)    first to the payment of any fee due pursuant to Section 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank until such fee is paid in full, then next to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, in that order on a pro rata basis in accordance with the respective amounts of such fees due to the Lenders and then finally to the payment of all fees then due to the Administrative Agent;
(iv)    to payment of the full amount of interest and principal on the Swingline Loans;
(v)    first to interest until paid in full and then to principal for all Lenders (x) as allocated by the Borrower (unless an Event of Default exists) between Bid Rate Loans and ratable Borrowings (the amount allocated to ratable Borrowings to be distributed in accordance with the applicable pro rata shares of the outstanding amounts of the Lenders) or (y) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders until principal is paid in full, each Lenders’ share of such payment to be allocated pro rata among the outstanding Classes and Types of Loans owed to such Lender and then to the Letter of Credit Collateral Account until the full amount of LC Exposures is on deposit therein; and
(vi)    any other sums due to the Administrative Agent or any Lender under any of the Loan Documents.
2.23.    Reserved.
2.24.    Voluntary Prepayments of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any of its Borrowings (other than Bid Rate Loans) in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. A Bid Rate Loan may only be prepaid with the prior written consent of the Lender holding such Bid Rate Loan.
(b)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telecopy of any prepayment under clause (a) above not later than 11:00 a.m. (Central Time) on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment pursuant to clause (a) above of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.11 hereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the applicable prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 hereof and by breakage costs to the extent required by Section 4.4 hereof.
ARTICLE III.

THE LETTER OF CREDIT SUBFACILITY
3.1.    Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the General Partner herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one (1) Business Day prior to the Maturity Date. The parties acknowledge that there are certain Facility Letters of Credit that were issued under the Existing Credit Agreement which the Borrower has requested remain outstanding under this Agreement. Accordingly, from and after the date of the first Borrowing hereunder, the Facility Letters of Credit identified in Schedule 3.1 shall be deemed issued pursuant to the terms of this Agreement and shall be subject to all of the terms and conditions contained herein as if such Facility Letters of Credit were issued hereunder.
3.2.    Types and Amounts. The Issuing Bank shall not have any obligation to:
(i)    issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuing Bank;
(ii)    issue any Facility Letter of Credit if, after giving effect thereto, either (1) the Total Revolving Exposure would exceed the Aggregate Revolving Commitment, or (2) the LC Exposure would exceed $50,000,000;
(iii)    issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date to a date, which is after the thirtieth (30th) Business Day immediately preceding the Maturity Date; or
(iv)    issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date to a date, which is more than twelve (12) months after the date of its issuance.

3.3.    Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:
(i)    the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;
(ii)    as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter of Credit in particular; and
(iii)    there shall not exist any Default or Event of Default.
3.4.    Procedure for Issuance of Facility Letters of Credit.
(a)    The Borrower shall give the Issuing Bank and the Administrative Agent at least five (5) Business Days’ (or such shorter period as the Administrative Agent and the Issuing Bank may agree in their sole discretion) prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer, the substance of which notice shall be promptly forwarded to all Lenders); such notice shall be irrevocable and shall specify:
(i)    whether the requested Facility Letter of Credit is, in the Borrower’s belief, a Financial Letter of Credit or a Performance Letter of Credit;
(ii)    the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);
(iii)    the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(iv)    the date on which such requested Facility Letter of Credit is to expire;
(v)    the purpose for which such Facility Letter of Credit is to be issued;
(vi)    the Person for whose benefit the requested Facility Letter of Credit is to be issued;
(vii)    any special language required to be included in the Facility Letter of Credit;
At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by the Issuing Bank and the Administrative Agent not later than 1:00 p.m. (Central Time) on the last Business Day on which notice can be given under this Section 3.4(a). Following receipt of such notice and prior to the issuance of the requested Facility Letter of Credit, the Administrative Agent shall notify the Borrower, and the applicable Issuing Bank of the amount of the Total Revolving Exposure after giving effect to (i) the issuance of such Facility Letter of Credit, (ii) the issuance or expiration of any other Facility Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Facility Letter of Credit and (iii) the borrowing or repayment of any Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Facility Letter of Credit. A Facility Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Facility Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, and (ii) the Total Revolving Exposure shall not exceed the Aggregate Revolving Commitment. A Facility Letter of Credit shall not be issued, extended or renewed if the Issuing Bank has received written notice from the Administrative Agent at least one (1) Business Day prior to the date of such requested issuance, extension or renewal, that one or more applicable conditions contained in Section 5.2 shall not be satisfied. Administrative Agent shall promptly give a copy of the Letter of Credit Request to the other Lenders.
(b)    Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank’s usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 3.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

(c)    The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”), which shall indicate the Issuing Bank’s reasonable determination as to whether such Facility Letter of Credit is a Financial Letter of Credit or a Performance Letter of Credit, which determination shall be conclusive absent manifest error.
(d)    The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.
3.5.    Reimbursement Obligations; Duties of Issuing Bank.
(a)    If the Issuing Bank shall make any LC Disbursement in respect of a Facility Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m. (Central Time) on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. (Central Time), as applicable, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m. (Central Time), as applicable, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.4 or 2.7 that such payment be financed with an Adjusted Base Rate Borrowing under the Facility or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Adjusted Base Rate Borrowing or Swingline Loan. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Adjusted Base Rate Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(b)    If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (in the local time where the LC Disbursement is made regardless of when such reimbursement is due under Section 3.5(a)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to, but excluding, the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Adjusted Base Rate Borrowings; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (a) of this Section, then Section 2.7 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 3.5 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
3.6.    Participation.
(a)    Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents; provided that a Facility Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Facility Letter of Credit that one or more of the conditions contained in Section 5.2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Revolving Lender’s obligation to make further Revolving Loans to the Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of the Borrower shall be reduced by such Lender’s Percentage of the undrawn portion of each Facility Letter of Credit outstanding.
(b)    In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender’s Percentage of each LC Disbursement made by the Issuing Bank. The failure of any Revolving Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.
(c)    Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof.
(d)    Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.
(e)    The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set off, qualification or exception whatsoever other than a failure of any the Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
3.7.    Payment of Reimbursement Obligations.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set off, defense or other right which the Borrower may have at any time against the Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:
(i)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(ii)    the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);
(iii)    any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;
(iv)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(v)    the occurrence of any Default or Event of Default.
(b)    In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the

Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.
3.8.    Compensation for Facility Letters of Credit.
(a)    The Borrower shall pay to the Administrative Agent, for the ratable account of the Revolving Lenders, based upon such Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) with respect to each Facility Letter of Credit that is equal to (i) the LIBOR Applicable Margin in effect from time to time in the case of Financial Letters of Credit, and (ii) the LIBOR Applicable Margin from time to time minus 0.25% in the case of Performance Letters of Credit. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Revolving Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.13 hereof.
(b)    The Issuing Bank also shall have the right to receive solely for its own account an issuance fee equal to a percentage of the face amount of each Facility Letter of Credit in an amount mutually agreed in writing between the Borrower and the Issuing Bank, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank’s standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.
3.9.    Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the Maturity Date, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 11.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Revolving Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 11.1 hereof.

ARTICLE IV.

CHANGE IN CIRCUMSTANCES
4.1.    Yield Protection. If any Change in Law:
(i)    subjects the Administrative Agent, any Lender or any applicable Lending Office to any taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and all liabilities with respect thereto (other than (A) Taxes, (B) Excluded Taxes or (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, capital or liquidity attributable to making, converting, funding or maintaining its Borrowings or its Revolving Commitment, or
(ii)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Borrowings), or
(iii)    imposes any other condition, and the result is to increase the cost of any Lender or any applicable Lending Office of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Office in connection with loans, or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by the Administrative Agent or such Lender, the Borrower shall pay the Administrative Agent or such Lender that portion of such increased expense incurred or reduction in an amount received which the Administrative Agent or such Lender determines is attributable to making, funding and maintaining its Borrowings and its Revolving Commitment (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender then reasonably determines to be relevant).
4.2.    Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Office of such Lender or any corporate entity controlling such Lender is increased as a result of a Change in Law (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender then reasonably determines to be relevant), then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which is attributable to this Agreement, its Borrowings, its interest in the Facility Letters of Credit, or its obligation to make Borrowings hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender’s policies as to capital adequacy). Without in any way affecting the Borrower’s obligation to pay compensation actually claimed by a Lender under this Section 4.2, the Borrower shall have the right to replace any Lender which has demanded such compensation provided that the Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than six (6) months after the date of such Lender’s most recent demand for compensation under this Section 4.2, and further provided that such replacement is otherwise in accordance with Section 4.7. The Lender being replaced shall assign its Revolving Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof and the replacement Lender shall assume such Percentage of the total Revolving Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment agreement substantially in the form of Exhibit I hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment. The Lender being replaced shall continue to be entitled to the benefits of Sections 4.1, 4.2, 4.4, 4.5 and 14.6 for events recurring prior to assignment to the replacement Lender.
4.3.    Availability of Eurocurrency or Adjusted Base Rate Borrowings. If any Lender determines that maintenance of any of its Eurocurrency Borrowings or Adjusted Base Rate Borrowings (sometimes collectively referred to as “LIBOR Borrowings”) at a suitable Lending Office would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to the Borrower (with a copy thereof being delivered contemporaneously to Lenders) the availability of LIBOR Borrowings and require any LIBOR Borrowings to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Borrowings are not available, the Administrative Agent shall suspend by written notice to the Borrower (with a copy thereof being delivered contemporaneously to Lenders) the availability of LIBOR Borrowings with respect to any LIBOR Borrowings made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Borrowing does not accurately reflect the cost of making a Eurocurrency Borrowing, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to the Borrower (with a copy thereof being delivered contemporaneously to Lenders) the availability of LIBOR Borrowings with respect to any LIBOR Borrowings made after the date of any such determination. If this occurs, Borrowings shall, to the extent permissible under applicable law, bear interest at the Substitute Rate, rather than any Loans becoming payable.
4.4.    Funding Indemnification. If any payment of a ratable LIBOR Borrowing or a Bid Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Borrowing or a Bid Rate Loan is not made, continued or converted on the date specified by the Borrower for any reason other than default by one or more of the Lenders, the Borrower will indemnify each Lender and each Designated Lender for any loss or cost incurred by such Lender or Designated Lender, as applicable, resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Borrowing or Bid Rate Loan.

4.5.    Taxes.
(i)    All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.
(ii)    In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).
(iii)    The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Administrative Agent or such Lender as a result of its Revolving Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 4.6.
(iv)    Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
(v)    For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.
(vi)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
(vii)    If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 4.5(vii) shall survive the payment of the Obligations and termination of this Agreement.
(viii)    If a payment made to a Lender hereunder or under any Note would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.5(viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ix)    Each of the Lenders represents that as of the Agreement Execution Date it is not aware of any facts that would give rise to a claim for additional payments under this Section 4.5.
4.6.    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its LIBOR Borrowings to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of a LIBOR Borrowing, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2, 4.4 and 4.5 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. The amount due in such statement shall not include amounts due under Section 4.5 that are either attributable to facts known to the Lender as of the Agreement Execution Date or that relate to a time period more than ninety (90) days prior to the giving of such written statement. Determination of amounts payable under such Sections in connection with a LIBOR Borrowing shall be calculated as though each Lender funded its LIBOR Borrowing through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Borrowing, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 hereof shall survive payment of the Obligations and termination of this Agreement.
4.7.    Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 4.5, or (b) cannot maintain its LIBOR Borrowings at a suitable Lending Office pursuant to Section 4.6, with a replacement bank or other financial institution or (c) becomes a Defaulting Lender; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the remaining Lenders, (ii) no Event of Default or (after notice thereof to the Borrower) no Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank or institution shall purchase at par all Loans and the Borrower or the replacement bank or institution shall repay other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 4.4 and 4.6 if any LIBOR Borrowing owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, the Swingline Lender and the Issuing Bank, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein and the replaced Lender’s consent shall not be required), (vii) until such time as such replacement shall be consummated, the Borrower shall continue to pay all amounts payable hereunder without setoff, deduction, counterclaim or withholding and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
ARTICLE V.

CONDITIONS PRECEDENT
5.1.    Conditions Precedent to Closing. The Lenders shall not be required to make the initial Borrowing hereunder, nor shall the Issuing Bank be required to issue the initial Facility Letter of Credit hereunder, unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, MLPF&S, Wells Fargo Securities, LLC and the Administrative Agent hereunder, including reasonable legal fees and out-of-pocket expenses, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:
(a)    Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for the Borrower and a copy of the articles of incorporation of the General Partner, each certified by the appropriate Secretary of State or equivalent state official.
(b)    Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for the Borrower and a copy of the bylaws of the General Partner, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date.
(c)    Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where the Borrower and the General Partner are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of (i) the Borrower, and (ii) the General Partner.
(d)    Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where the Borrower and the General Partner maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) the Borrower, and (ii) the General Partner.
(e)    Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors of the General Partner, certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date, authorizing the Borrowings provided for herein and the execution, delivery and performance of the Loan Documents by the General Partner to be executed and delivered by it hereunder on behalf of itself and the Borrower.
(f)    Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of the General Partner and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and the Borrower hereunder.
(g)    Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity, including this Agreement duly executed by authorized officers of each Lender.
(h)    Opinion of Borrower’s Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit E.
(i)    Opinion of General Partner’s Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the General Partner which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit F.
(j)    Financial and Related Information. The following information:
(i)    The most recent financial statements of the Borrower and the General Partner and a certificate from a Qualified Officer of the Borrower that no change in the Borrower’s financial condition that would have a Material Adverse Effect has occurred since December 31, 2012; and
(ii)    Written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Administrative Agent and signed by a Qualified

Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.
(k)    Closing Certificate. A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein.
(l)    Compliance Certificate. A certificate substantially in the form of Exhibit H, signed by an officer of the Borrower certifying as to compliance with the financial covenants set forth in Section 9.7 on a pro-forma basis on the Agreement Execution Date using the financial results as of the last day of the most recently completed calendar quarter and giving effect to the incurrence of the Loans, which certificate shall include calculations in reasonable detail demonstrating such compliance.
(m)    Other Evidence as any Lender May Require. Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.
When all such conditions have been fulfilled (or, in the Lenders’ sole discretion, waived by Lenders), the Administrative Agent shall confirm in writing to the Borrower that the initial Borrowing is then available to the Borrower hereunder.
5.2.    Conditions Precedent to Subsequent Borrowings. Borrowings after the initial Borrowing shall be made from time to time as requested by the Borrower, and the obligation of each Lender to make any Borrowing (including Swingline Loans and Bid Rate Loans) and the obligation of the Issuing Bank to issue, renew or extend a Facility Letter of Credit is subject to the following terms and conditions:
(a)    prior to and after giving effect to each such Borrowing or Facility Letter of Credit issuance, renewal or extension, no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents, and the Borrower shall deliver a certificate of the Borrower to such effect; and
(b)    The representations and warranties contained in Article VI and VII are true and correct as of such borrowing date, Issuance Date (or date of renewal or extension of a Facility Letter of Credit), as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.
Subject to the last grammatical paragraphs of Article VI and VII hereof, each Borrowing Notice and Letter of Credit Request shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) and (b) have been satisfied. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for initial Loans set forth in Section 5.1 that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.
ARTICLE VI.

REPRESENTATIONS AND WARRANTIES
the Borrower hereby represents and warrants to the Lenders that:
6.1.    Existence. The Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Illinois, and is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns Properties and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which its business is conducted. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which it conducts business.
6.2.    Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by the Borrower hereunder are within the partnership authority of such entity and the corporate powers of the general partners of such entity, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which the Borrower or the General Partner is a party or by which the Borrower, the General Partner or any of their respective assets may be bound or affected.
6.3.    Power of Officers. The officers of the General Partner executing the Loan Documents required to be delivered by such entities hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.
6.4.    Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.
6.5.    Solvency.
(i)    Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the

Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.
(ii)    The Borrower does not intend to, or to permit any of its Subsidiaries to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
6.6.    Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the Borrower or any of its Subsidiaries which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.
6.7.    Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.
6.8.    Title to Property. To the best of the Borrower’s knowledge after due inquiry, the Borrower or its Subsidiaries has good and marketable title to the Properties and assets reflected in the financial statements as owned by it or any such Subsidiary free and clear of Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.
6.9.    Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Borrower and/or would cause a Material Adverse Financial Change of the Borrower or materially impair the Borrower’s ability to perform its obligations hereunder or under any instrument or agreement required hereunder, except as disclosed on Schedule 6.9 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.

6.10.    Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which the Borrower is a party.
6.11.    Investment Company Act of 1940. The Borrower is not and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.
6.12.    Public Utility Holding Company Act. The Borrower is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the definitions of the Public Utility Holding Company Act of 1935, as amended.
6.13.    Regulation U. The proceeds of the Borrowings will not be used, directly or indirectly, in a manner which would cause the Facility to be treated as a “Purpose Credit.”
6.14.    No Material Adverse Financial Change. To the best knowledge of the Borrower, there has been no Material Adverse Financial Change in the condition of the Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.
6.15.    Financial Information. All financial statements furnished to the Lenders by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.
6.16.    Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.
6.17.    ERISA. (i) The Borrower is not an entity deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
6.18.    Taxes. All required tax returns have been filed by the Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

6.19.    Environmental Matters. Except as disclosed in Schedule 6.19, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(i)    To the knowledge of the Borrower, the Properties of the Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.
(ii)    The Borrower has not received any written notice alleging that any or all of the Properties of the Borrower and its Subsidiaries and Investment Affiliates and all operations at the Properties are not currently in compliance with all applicable Environmental Laws. Further, the Borrower has not received any written notice alleging the current existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which the Borrower, its Subsidiaries or Investment Affiliates is or could be liable.
(iii)    Neither the Borrower nor any of its Subsidiaries or Investment Affiliates has received any written notice of current non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.
(iv)    To the knowledge of the Borrower during the ownership of the Properties by any or all of the Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties of the Borrower and its Subsidiaries and Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of the Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of the Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.
(v)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower, any of its Subsidiaries, or any Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such

Properties for which the Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.
(vi)    To the knowledge of the Borrower during the ownership of the Properties by any or all of the Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of the Borrower and its Subsidiaries and Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
6.20.    Insurance. The Borrower maintains insurance on its properties consistent with the insurance maintained by other institutional owners of similar properties.
6.21.    No Brokers. The Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Borrowings. Lenders shall not be responsible for the payment of any fees or commissions to any broker and the Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under the Borrower in connection with the Facility.
6.22.    No Violation of Usury Laws. No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.
6.23.    Not a Foreign Person. The Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.
6.24.    No Trade Name. Except for the name “First Industrial,” and except as otherwise set forth on Schedule 6.24 attached hereto, the Borrower does not use any trade name and has not and does not do business under any name other than their actual names set forth herein. The principal place of business of the Borrower is as stated in the recitals hereto.
6.25.    Subsidiaries. Schedule 6.25 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth the percentage of their respective Capital Stock owned by it or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non‑assessable.
6.26.    Unencumbered Assets. Schedule 6.26 hereto contains a complete and accurate description of Unencumbered Assets as of March 31, 2013 and as supplemented from time to time including the entity that owns each Unencumbered Asset. With respect to each Project identified from time to time as an Unencumbered Asset, the Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

(a)    No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Borrower has obtained and will maintain the insurance prescribed in Section 6.20 hereof.
(b)    To the Borrower’s knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws (“Applicable Laws”).
(c)    The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.
(d)    All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.
(e)    The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.
(f)    The Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of the Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any material part thereof.
(g)    To the Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to the Borrower’s knowledge, in material compliance with all Applicable Laws with respect to such systems.
(h)    All improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of the Borrower, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.
(i)    There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.
(j)    The Unencumbered Asset satisfies each of the requirements for an Unencumbered Asset as set forth in the definition thereof.
A breach of any of the representations and warranties contained in this Section 6.26 with respect to a Project shall disqualify such Project from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement).
6.27.    Patriot Act and Other Specified Laws.
(a)    To the extent applicable, the Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Proving Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977. The Borrower is not engaged in and has not engaged in any course of conduct that could reasonably be expected to subject any of its properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations or other similar criminal laws. The Borrower is not named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.
(b) The Borrower (i) is not a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)); (ii) does not engage in any dealings or transactions prohibited by Section 2 of such Executive Order, or, to the knowledge of the Borrower after due inquiry, is not otherwise associated with any such Person in any manner that violates such Section 2; or (iii) is not a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

The Borrower agrees that all of its representations and warranties set forth in Article VI of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon the date which any extension of the Maturity Date is effectuated pursuant to Section 2.19 and upon the date of each request for disbursement of a Borrowing, provided that the Borrower shall only be obligated to update any Schedules referred to in this Article VI and the financial statements required under Section 8.2(i) on a quarterly basis, unless any change otherwise required to be disclosed could reasonably be expected to have a Material Adverse Effect. Each request for disbursement and any request for an extension of the Maturity Date pursuant to Section 2.19 hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.
ARTICLE VII.

ADDITIONAL REPRESENTATIONS AND WARRANTIES
The General Partner hereby represents and warrants to the Lenders that:
7.1.    Existence. The General Partner is a corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Illinois, is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify or be licensed (if required) would constitute a Material Adverse Financial Change with respect to the General Partner or have a Material Adverse Effect on the business or properties of the General Partner.
7.2.    Corporate Powers. The execution, delivery and performance of the Loan Documents required to be delivered by the General Partner hereunder are within the corporate powers of the General Partner, have been duly authorized by all requisite corporate action, and are not in conflict with the terms of any organizational instruments of the General Partner, or any instrument or agreement to which the General Partner is a party or by which the General Partner or any of its assets is bound or affected.
7.3.    Power of Officers. The officers of the General Partner executing the Loan Documents required to be delivered by the General Partner hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.
7.4.    Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.
7.5.    Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the General Partner which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

7.6.    Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the General Partner, as the general partner of the Borrower, enforceable against the General Partner in accordance with its respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.
7.7.    Liens; Consents. The execution, delivery or performance of the Loan Documents required to be delivered by the General Partner hereunder will not result in the creation of any Lien on the Properties other than in favor of the Lenders. No consent to the transactions hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.
7.8.    Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of the General Partner’s knowledge, threatened against or affecting the General Partner or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the General Partner and/or would cause a Material Adverse Financial Change with respect to the General Partner or materially impair the General Partner’s ability to perform its obligations hereunder or under any instrument or agreement required hereunder, except as disclosed on Schedule 7.8 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.
7.9.    Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the General Partner under any of the Loan Documents or any other document to which the General Partner is a party.
7.10.    Investment Company Act of 1940. The General Partner is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.
7.11.    Public Utility Holding Company Act. The General Partner is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the definitions of the Public Utility Holding Company Act of 1935, as amended.
7.12.    No Material Adverse Financial Change. There has been no Material Adverse Financial Change in the condition of the General Partner since the last date on which the financial and/or operating statements were submitted to the Lenders.
7.13.    Financial Information. All financial statements furnished to the Lenders by or on behalf of the General Partner and all other financial information and data furnished by or on behalf of the General Partner to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the General Partner as of such date. The General Partner has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

7.14.    Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the General Partner to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the General Partner to the Lenders will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.
7.15.    ERISA. (i) The General Partner is not an entity deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
7.16.    Taxes. All required tax returns have been filed by the General Partner with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.
7.17.    No Brokers. The General Partner has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Borrowings. Lenders shall not be responsible for the payment of any fees or commissions to any broker and the General Partner shall indemnify, defend and hold Lender harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) made against or incurred by Lender as a result of claims made or actions instituted by any broker or Person claiming by, through or under the General Partner in connection with the Facility.
7.18.    Subsidiaries. Schedule 7.18 hereto contains an accurate list of all of the presently existing Subsidiaries of the General Partner, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. No Subsidiary appears on the list of Specially Designed Nationals and Blocked Persons promulgated by The Office of Foreign Assets Control (“OFAC”) of the US Department of the Treasury.
7.19.    Status. General partner is a corporation listed and in good standing on a national securities exchange and is currently qualified as a real estate investment trust under the Code.
7.20.    Patriot Act and Other Specified Laws; OFAC.
(a)    To the extent applicable, the General Partner is in compliance, in all material respects, with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Proving Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. No part of the proceeds of the Loans or

Letters of Credit will be used, directly or indirectly, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977. The General Partner is not engaged in and has not engaged in any course of conduct that could reasonably be expected to subject any of its properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations or other similar criminal laws. The General Partner is not named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.
(b)    The General Partner (i) is not a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 1324 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)); (ii) does not engage in any dealings or transactions prohibited by Section 2 of such Executive Order, or, to the knowledge of the General Partner after due inquiry, is not otherwise associated with any such Person in any manner that violates such Section 2; or (iii) is not a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office or Foreign Assets Control regulation or executive order.
The General Partner agrees that all of its representations and warranties set forth in Article VII of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders, and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders upon each request for disbursement of a Borrowing, provided that the General Partner shall only be obligated to update any Schedules referred to in this Article VII and the financial statements required under Section 8.2(i) on a quarterly basis, unless any change otherwise required to be disclosed could reasonably be expected to have a Material Adverse Effect. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

ARTICLE VIII.

AFFIRMATIVE COVENANTS
The Borrower (and the General Partner, if expressly included in Sections contained in this Article) covenant and agree that so long as the Revolving Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents each will:
8.1.    Notices. Promptly give written notice to Administrative Agent (who will promptly send such notice to Lenders) of:
(a)    all litigation or arbitration proceedings affecting the Borrower, the General Partner or any Subsidiary where the amount claimed is $5,000,000 or more;
(b)    any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;
(c)    all claims filed against any property owned by the Borrower or the General Partner which, if adversely determined, could have a Material Adverse Effect on the ability of the Borrower or the General Partner to meet any of their obligations under the Loan Documents;
(d)    the occurrence of any other event which might have a Material Adverse Effect or cause a Material Adverse Financial Change on or with respect to the Borrower or the General Partner;
(e)    any Reportable Event or any “prohibited transaction” (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower or the General Partner to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower or the General Partner, as the case may be, proposes to take with respect thereto;
(f)    any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties.
8.2.    Financial Statements, Reports, Etc.. The Borrower and the General Partner each shall maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and shall furnish to the Administrative Agent (and the Administrative Agent shall thereafter promptly furnish to the Lenders):
(i)    quarterly financial statements (including a balance sheet income statement, and cash flow statement) and related reports in form and substance satisfactory to the Lenders not later than forty-five (45) days after the end of each of the first three fiscal quarters (commencing with the fiscal quarter ending June

30, 2013), and not later than ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2013), annual audited financial statements, audited by an accounting firm as reasonably approved by Administrative Agent (which audit report shall be without a “going concern” or like qualification or exception), provided, however, Administrative Agent shall only have the right to approve such accounting firm if the accounting firm is not a big 4 accounting firm, all certified by the Borrower’s or the General Partner’s, as applicable, chief financial officer, chief accounting officer or controller, calculation of the financial covenants described below, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as currently disclosed in the Borrower’s “Supplemental Information”), a report listing and describing all newly acquired Properties, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested to evaluate the quarterly compliance certificate delivered as provided below;
(ii)    copies of all Form 10-Ks, 10-Qs, 8-Ks, and any other public information filed with the Securities Exchange Commission by the Borrower or the General Partner once a quarter simultaneously with delivering the compliance certificate described below, along with any other materials distributed to the shareholders of the General Partner or the partners of the Borrower from time to time, including a copy of the General Partner’s annual report; provided that, to the extent any of such reports contains information required under the other subsections of this Section 8.2, the information need not be furnished separately under the other subsections; provided, further that the Borrower may comply with this Section 8.2(ii) by posting or causing to be posted, the foregoing information on either the Securities Exchange Commission public website or on the Borrower’s or the General Partner’s public website, so long as the Lenders have access to and are timely referred to any such website by the Borrower;
(iii)    not later than forty-five (45) days after the end of the first three fiscal quarters (commencing with the fiscal quarter ending June 30, 2013), and not later than ninety (90) days after the end of the fiscal year (commencing with the fiscal year ending December 31, 2013), a report certified by the entity’s chief financial officer, chief accounting officer or controller, containing Property Operating Income from individual properties owned by the Borrower or a Wholly-Owned Subsidiary and included as Unencumbered Assets.
(iv)    Not later than forty-five (45) days after the end of each of the first three fiscal quarters (commencing with the fiscal quarter ending June 30, 2013), and not later than ninety (90) days after the end of the fiscal year (commencing with the fiscal year ending December 31, 2013), a compliance certificate in substantially the form of Exhibit H hereto signed by the Borrower’s chief financial officer, chief accounting officer or controller confirming that the

Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer’s best knowledge, there is no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;
(v)    As soon as possible and in any event within ten (10) Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and within twenty (20) days after such Reportable Event, a statement signed by such chief financial officer describing the action which the Borrower proposes to take with respect thereto; and (b) within ten (10) Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to the Borrower or any member of the Controlled Group in excess of $100,000; and (c) within ten (10) Business Days of filing, any Form 5500 filed by the Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant’s opinion;
(vi)    As soon as possible and in any event within thirty (30) days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;
(vii)    Not later than ninety (90) days after the end of each fiscal year, a balance sheet and cash flow projection for the current fiscal year based on future plans, expectations and strategies of the Borrower and the General Partner; provided that all of the parties hereto acknowledge and agree that the foregoing shall (A) be based on certain assumptions of the Borrower; (B) only reflect the Borrower’s outlook as of the date that the Borrower delivers the same; and (C) not be deemed to be a prediction of any results or the actual effect of future plans or strategies of the Borrower;
(viii)    Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished; provided, further that the Borrower may comply with this Section 8.2(viii) by posting or having posted the foregoing information on either the Securities Exchange Commission public website or on the Borrower’s or the

General Partner’s public website, so long as the Lenders have access to and are timely referred to any such website by the Borrower;
(ix)    Promptly upon the distribution thereof to the press or the public, copies of all press releases; provided, further that the Borrower may comply with this Section 8.2(ix) by posting or having posted the foregoing information on either the Securities Exchange Commission public website or on the Borrower’s or the General Partner’s public website, so long as the Lenders have access to and are timely referred to any such website by the Borrower;
(x)    Promptly upon receipt thereof, notices with respect to the ratings for the Borrower’s or the General Partner’s long-term, senior unsecured debt, the effect of which may be to change the Base Rate Applicable Margin and/or the LIBOR Applicable Margin;
(xi)    As soon as possible, and in any event within ten (10) days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any Unencumbered Asset, a statement signed by the Chief Financial Officer of the Borrower, describing such fire, casualty or condemnation and the action the Borrower intends to take with respect thereto; and
(xii)    Such other information (including, without limitation, non‑financial information) as the Administrative Agent or any Lender may from time to time reasonably request.
8.3.    Existence and Conduct of Operations. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. The Borrower and the General Partner shall carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of industrial properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries and Investment Affiliates may invest in other assets subject to the certain limitations contained herein with respect to the following specified categories of assets: (i) Unimproved Land; (ii) other property holdings (excluding cash, Cash Equivalents, non‑industrial Properties and Indebtedness of any Subsidiary to the Borrower); (iii) stock holdings other than in Subsidiaries; (iv) mortgage notes receivable; (v) unconsolidated joint ventures and partnerships, and

(vi) Assets Under Development. The total investment (x) in the investment category described in clause (i) above shall not exceed five percent (5%) of Implied Capitalization Value, (y) in the investment category described in clause (iv) above shall not exceed five percent (5%) of the Implied Capitalization Value and (z) in all the foregoing investment categories shall not exceed twenty percent (20%) of Implied Capitalization Value. For the purposes of this Section 8.3, all investments shall be valued in accordance with GAAP.
8.4.    Maintenance of Properties. Maintain, preserve, protect and keep the Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.
8.5.    Insurance. Upon request of the Administrative Agent, provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 6.20 hereof is in full force and effect. The Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. The Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.
8.6.    Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by the Borrower on the date hereof.
8.7.    Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over the Borrower, the General Partner, or any of their respective businesses.
8.8.    Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the properties of the Borrower and of the Consolidated Operating Partnership, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.
8.9.    ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.
8.10.    Maintenance of Status. The General Partner shall at all times (i) remain as a corporation listed and in good standing on a national securities exchange, and (ii) take all steps to maintain the General Partner’s status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by Lenders in the aggregate having 66 2/3% of the Aggregate Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Exposure then outstanding; it being understood that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded).

8.11.    Use of Proceeds. Use the proceeds of the Facility for the general business purposes of the Borrower, including without limitation working capital needs, closing costs, interim funding for property acquisitions and construction of new industrial properties, and/or payment of other debts and obligations of the Borrower.
8.12.    Distributions. Provided there is no declared Monetary Default then existing and provided there is not an Event of Default relating to a breach of the financial covenants contained in Section 9.7 below, the Borrower may make distributions to the General Partner and the General Partner may make distributions to its shareholders. Notwithstanding the foregoing, the Borrower shall be permitted to make distributions to the General Partner and the General Partner shall be permitted at all times to make distributions of whatever amount is necessary to maintain its tax status as a real estate investment trust.
ARTICLE IX.

NEGATIVE COVENANTS
The Borrower covenants and agrees that, so long as the Revolving Commitment shall remain available and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of either all of the Lenders pursuant to Section 14.13(b)(iii) or the consent of the Required Lenders in all other cases, it will not, and the General Partner will not and, in the case of Sections 9.9, the Borrower’s Subsidiaries will not:
9.1.    Change in Business. Engage in any business activities or operations other than (i) the ownership and operation of the Properties, or (ii) other business functions and transactions related to the financing, ownership, acquisition, development and/or management of bulk warehouse and light industrial properties, or without obtaining the prior written consent of the Required Lenders materially change the nature of the use of the Properties.
9.2.    Change of Management of Properties. Change the management of the Properties, except that any Affiliate of the Borrower or the General Partner shall be permitted to manage any of the Properties.
9.3.    Change of Borrower Ownership. Without the consent of the Required Lenders, allow (i) the General Partner to own less than fifty-one percent (51%) of the partnership interests in the Borrower, (ii) the Borrower to be controlled by a Person other than the General Partner, (iii) a Change in Control to occur, or (iv) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower. If any of the foregoing occurs with the consent of the Required Lenders, each non-consenting Lender shall have the option to terminate its Revolving Commitment and such termination shall be effective upon notice to Administrative Agent and the Borrower of the termination. Upon the termination of a Lender’s Revolving Commitment in accordance with the foregoing provision, the Lender’s obligation to fund Borrowings and to issue Facility Letters of Credit shall be terminated and the Borrower shall repay any outstanding Obligations due to such Lender prior to or concurrently with the occurrence of any of the foregoing events. Following the termination of any Revolving Commitments pursuant to this provision, the Aggregate Revolving Commitment shall be reduced by the amount of the Revolving Commitments terminated, and the pro rata shares of each remaining Lender shall be adjusted to reflect the new Aggregate Revolving Commitment.

9.4.    Use of Proceeds. Apply or permit to be applied any proceeds of any Borrowing directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and all of the Lenders have consented to such use of the proceeds of the Facility.
9.5.    Liens. Create, incur, or suffer to exist (or permit any of its Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of any member of the Consolidated Operating Partnership other than:
(i)    Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;
(ii)    Liens which arise by operation of law, such as carriers’, warehousemen’s, landlords’, materialmen and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;
(iii)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(iv)    Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;
(v)    Liens of any Subsidiary in favor of the Borrower or the General Partner; and
(vi)    Liens on Properties other than Unencumbered Assets arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.
Liens permitted pursuant to this Section 9.5 shall be deemed to be “Permitted Liens”.

9.6.    Regulation U. Use the proceeds of the Loans for any other purpose than as provided for in Section 8.11 and Section 9.4 hereof. No part of the proceeds of any Loan will be used, whether directly or indirectly for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X. The proceeds will not be used in a manner which would cause the Facility to be treated as a “Purpose Credit.”
9.7.    Indebtedness and Cash Flow Covenants. Permit or suffer:
(a)    as of the last day of any fiscal quarter, the ratio of (A) the sum of (1) EBITDA of the Consolidated Operating Partnership plus (2) interest income (other than any interest income from assets being used to support Defeased Debt) to (B) the sum of (1) Debt Service plus, without duplication, (2) all payments on account of preferred stock or preferred partnership units of any member of the Consolidated Operating Partnership for such quarter plus (3) all Ground Lease Payments due from any member of the Consolidated Operating Partnership to the extent not deducted as an expense in calculating EBITDA of the Consolidated Operating Partnership (the “Fixed Charge Coverage Ratio”), to be less than (i) 1.50 to 1.0 from the Agreement Execution Date through the Maturity Date, with all such calculations in clauses (A) and (B) above based on the results of the four (4) consecutive fiscal quarters then ended;
(b)    as of the last day of any fiscal quarter, the Consolidated Leverage Ratio to exceed sixty percent (60%);
(c)    as of the last day of any fiscal quarter, the ratio of Value of Unencumbered Assets to outstanding Consolidated Senior Unsecured Debt to be less than 1.67 to 1.0;
(d)    as of the last day of any fiscal quarter, Consolidated Secured Debt to exceed 40% of Implied Capitalization Value of the Consolidated Operating Partnership;
(e)    as of the last day of any fiscal quarter, the ratio of (A) Property Operating Income from Unencumbered Assets that are not Assets Under Development for such fiscal quarter to (B) interest expense on all Consolidated Senior Unsecured Debt for such fiscal quarter to be less than (x) 1.75 to 1.0 from the Agreement Execution Date through the Maturity Date;
(f)    the Market Value Net Worth of the Consolidated Operating Partnership shall not at any time be less than the sum of (i) $1,300,000,000, plus (ii) an amount equal to seventy percent (70%) of Net Proceeds (calculated without duplication) received by the Consolidated Operating Partnership in connection with the issuance or sale of Capital Stock by the Consolidated Operating Partnership (other than proceeds received in connection with any dividend reinvestment program);
The foregoing covenants set forth in paragraphs (c) and (e) above shall be tested at the end of each fiscal quarter (for the applicable reporting period), on a pro-forma basis at the time of each Borrowing under the Facility (using the latest quarterly financial statements then available and taking into account the proposed Borrowing), and on a pro-forma basis upon any Asset Sale or incurrence of any Indebtedness by the Consolidated Operating Partnership (using the latest quarterly financial statements then available and taking into account the proposed incurrence of Indebtedness). To the extent the Consolidated Operating Partnership has Defeased Debt, both the underlying debt and interest payable thereon and the financial assets used to defease such debt and interest earned thereon shall be excluded from calculations of the foregoing financial covenants. All financial computations required under this Section 9.7 shall be made in accordance with GAAP as in effect on the Agreement Execution Date.
9.8.    Change of Control; Mergers and Dispositions. Enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a substantial portion of its properties, except for: such transactions that occur between wholly owned Subsidiaries; transactions where the Borrower and the General Partner are the surviving entities and there is no change in business conducted, loss of an Investment Grade Rating or Change in Control, and no Default or Event of Default under the Loan Documents results from such transaction; or as otherwise approved in advance by the Lenders. To the extent not reported on General Partner’s Form 8-K filings, the Borrower will notify the Administrative Agent (who will promptly notify Lenders) of any single event acquisition (whether individually or consummated as a series of related acquisitions pursuant to documentation closed concurrently), disposition, merger or asset purchase involving assets valued in excess of 25% of the Consolidated Operating Partnership’s then current Market Value Net Worth and certify compliance with covenants after giving effect to such proposed acquisition, disposition, merger, or asset purchase.
9.9.    Negative Pledge. The Borrower agrees that throughout the term of this Facility, no “negative pledge” on any Project then included in Unencumbered Assets restricting the Borrower’s (or wholly owned Subsidiary’s) right to sell or encumber such Project shall be given to any other lender or creditor or, if such a “negative pledge” is given, the Project affected shall be immediately excluded from Unencumbered Assets.
ARTICLE X.

DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default:
10.1.    Nonpayment of Principal. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.
10.2.    Certain Covenants. The Borrower, the General Partner and/or Consolidated Operating Partnership, as the case may be, is not in compliance with any one or more of Sections 8.10, 8.12, 9.3, 9.4, 9.5, 9.7, 9.8, or 9.9 hereof.
10.3.    Nonpayment of Interest and Other Obligations. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of five (5) days after the date such payment is due.
10.4.    Cross Default. Any monetary default occurs (after giving effect to any applicable cure period) under any other Indebtedness (which includes liability under Guaranties) of the Borrower or the General Partner, singly or in the aggregate, in excess of Fifty Million Dollars ($50,000,000), other than (i) Indebtedness arising from the purchase of personal property or the provision of services, the amount of which is being contested by the Borrower or (ii) Indebtedness which is “non recourse”, i.e., which is not recoverable by the creditor thereof from the general assets of the Borrower, the General Partner or any of their Affiliates, but is limited to the proceeds of certain real estate, improvements and related personal property.
10.5.    Loan Documents. Any Loan Document is not in full force and effect or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.
10.6.    Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Articles VI or VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower or the General Partner to the Lenders or the Administrative Agent is not true and correct in any material respect.
10.7.    Covenants, Agreements and Other Conditions. The Borrower or the General Partner fails to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII and IX (except for Sections 8.10, 8.12, 9.3, 9.4, 9.5, 9.7, 9.8, or 9.9 hereof) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such Default continues unremedied for a period of thirty (30) days after written notice from Administrative Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) the Borrower or the General Partner, as the case may be, has commenced a cure within such thirty day period and (ii) thereafter, the Borrower or the General Partner, as the case may be, is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lenders and (iii) such default is cured not later than sixty (60) days after the expiration of such thirty (30) day period.
10.8.    No Longer General Partner. The General Partner shall no longer be the sole general partner of the Borrower.
10.9.    Material Adverse Financial Change. The Borrower or the General Partner has suffered a Material Adverse Financial Change or is Insolvent.
10.10.    Bankruptcy.
(a)    The General Partner, the Borrower or any Subsidiary in which the Equity Value of the Subsidiary is more than five percent (5%) of Implied Capitalization Value of the Consolidated Operating Partnership shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due. As used herein, the term “Equity Value” of a Subsidiary shall mean the lesser of: (1) Property Operating Income of such Subsidiary’s Properties owned as of the Agreement Execution Date capitalized at a 7.5% rate, less any Indebtedness of such Subsidiary; or (2) the appraised value of any of such Subsidiary’s Properties, less any Indebtedness of such Subsidiary.
(b)    A receiver, trustee, examiner, liquidator or similar official shall be appointed for (i) the General Partner, the Borrower or any Subsidiary in which the Equity Value of the Subsidiary is more than five percent (5%) of Implied Capitalization Value of the Consolidated Operating Partnership or (ii) all or substantially all of the Consolidated Operating Partnership’s Properties.
(c)    A proceeding described in Section 10.10(a)(iv) shall be instituted against the General Partner, the Borrower or any Subsidiary in which the Equity Value of the Subsidiary is more than five percent (5%) of Implied Capitalization Value of the Consolidated Operating Partnership, and such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
10.11.    Legal Proceedings. The Borrower or the General Partner is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within ninety (90) days after the occurrence thereof.
10.12.    ERISA. The Borrower or the General Partner is deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).
10.13.    Change in Control. A Change in Control has occurred.
10.14.    Failure to Satisfy Judgments. The General Partner, the Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (other than with respect to any Indebtedness which is “non recourse”, i.e., which is not recoverable by the creditor thereof from the general assets of the Borrower, the General Partner or any of their Affiliates, but is limited to the proceeds of certain real estate, improvements and related personal property) in an amount which, when added to all other judgments or orders outstanding against the General Partner, the Borrower or any Subsidiary would exceed $50,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability.
10.15.    Environmental Remediation. Failure to remediate (or pursue the remediation process with due diligence and good faith) within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of the Borrower and/or its Subsidiaries where the estimated cost of remediation is in the aggregate in excess of $50,000,000, in each case after all administrative hearings and appeals have been concluded.
ARTICLE XI.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
11.1.    Acceleration. If any Event of Default described in Section 10.10 hereof occurs, or the Borrower or the General Partner becomes Insolvent, the Revolving Commitments and obligation of the Lenders to make Borrowings and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. If any other Event of Default described in Article X hereof occurs and is continuing, the Administrative Agent, with the consent of the Required Lenders, may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default with respect to the Borrower described in Section 10.10. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Reimbursement Obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in certificates of deposit of Wells having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and to pay any fees or other amounts due with respect thereto. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.
11.2.    Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Borrowing notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Borrowing shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.
ARTICLE XII.

THE ADMINISTRATIVE AGENT
12.1.    Appointment. Wells Fargo Bank, National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other

Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
12.2.    Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
12.3.    General Immunity. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own Gross Negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment.
12.4.    No Responsibility for Loans, Recitals, etc.. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
12.5.    Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

12.6.    Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document. Without limitation of the extent of any liability any Lender may otherwise have pursuant to this Agreement, the Administrative Agent shall have no liability for any action taken or omitted in good faith as a result of advice of counsel.
12.7.    Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.
12.8.    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower (and without limiting the obligation of the Borrower to do so) for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by the Borrower (and without limiting the obligation of the Borrower to do so), and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Gross Negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Required Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute Gross Negligence or willful misconduct for purposes of this Section. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any indemnifiable amount set forth in Section 12.8(i), (ii) or (ii) following payment by any Lender to the Administrative Agent in respect of any such indemnifiable amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

12.9.    Rights as a Lender. With respect to its Revolving Commitment, Borrowings made by it and any Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.
12.10.    Funds Transfer Disbursements.    (a)    Generally. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower. The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.
(b)    Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any applicable law or regulation.
12.11.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
12.12.    Successor Administrative Agent.     The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

12.13.    Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.
12.14.    Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall, or, in the case of any request for consent or approval that is subject to Section 14.13(a) or (b), shall use commercially reasonable efforts to, respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent provided that the request for approval states the time by which a response is needed before approval is deemed given. Solely with respect to any request for consent or approval that is subject to Section 14.13(c), if the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.
12.15.    Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, certificates and notices received regarding the General Partner’s ratings except to the extent such items are required to be furnished directly to the Lenders by the Borrower hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.
12.16.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then to the extent permitted by applicable law, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.20(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure ratably with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure ratably with respect to such Defaulting Lender with respect to future Letters of Credit issued by the Issuing Bank under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 3.6 in respect of Letters of Credit (such amounts “Principal L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Principal L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Principal L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with their respective Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Certain Fees.

(i)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10 for any period that no Investment Grade Rating shall exist, during which period that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive the fee payable under Section 2.10 for any period that an Investment Grade Rating shall exist, during which Period that Lender is a Defaulting Lender, but only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Percentage of the face amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(ii)    Each Defaulting Lender shall be entitled to receive any fee payable under Section 3.8 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure or Swingline Loans that has been reallocated to such Non‑Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)    Cash Collateral, Repayment of Swingline Loans.

(i)    If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)    At any time that there shall exist a Defaulting Lender, within ten (10) Business Days following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding by the Issuing Bank at such time.

(iii)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)    Cash Collateral (or the appropriate portion thereof) provided to reduce ratably the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(f)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (other than Bid Rate Loans) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans (other than Bid Rate Loans) and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

12.17.    Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles XII and XIV.
12.18.    Managing Agents, Co-Documentation Agents, Syndication Agent, etc.. Neither any of the Lenders identified in this Agreement as a “managing agent” nor the Co-Documentation Agents or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 12.11.
ARTICLE XIII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participation must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.3. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or other central banking authority or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

13.2.    Participations.
13.2.1    Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
13.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 14.13 or of any other Loan Document.
13.2.3    Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 14.15(a) in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 14.15(a) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.15(a), agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.15(b) as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2, 4.4 and 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.1, 4.2, 4.4 or 4.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.5 to the same extent as if it were a Lender.
13.2.4 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest)

of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Facility Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Facility Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
13.3.    Assignments; Consents. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
13.3.1    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent, the Issuing Bank and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Revolving Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Revolving Commitment and the Loans at the time owing to it.

13.3.2    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.

13.3.3    Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.3.1(B) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not already a Lender with a Revolving Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and

(C) the consent of the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment.

13.3.4    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the Assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate.

13.3.5    No Assignment to Borrower or Defaulting Lender. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Lender.

13.3.6    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.4, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.8 and 14.6 and the other provisions of this Agreement and the other Loan Documents that survive the termination hereof and thereof with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2.

13.4.    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
13.5.    Designated Lenders. Any Lender (each, a “Designating Lender”) may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody’s and the Borrower shall have elected to have the provisions of Section 2.9(b) apply, designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this Section, and the provisions in the immediately preceding Sections 13.2 and 13.3 shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon (i) the Borrower shall execute and deliver to the Designating Lender a Bid Rate Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.18 after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 12.3 and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Administrative Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Maturity Date. In connection with any such designation, the Designating Lender shall pay to the Administrative Agent an administrative fee for processing such designation in the amount of $3,500.
13.6    Confidentiality. Except as otherwise provided by applicable law, the Administrative Agent, the Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Eligible Assignee, Participant or other transferee in connection with a potential transfer of any Revolving Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by applicable law; (d) to the Administrative Agent’s, the Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, the Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent, the Issuing

Bank and each Lender may disclose any such confidential information, without notice to the Borrower or the General Partner, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, the Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, the Issuing Bank or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, the General Partner, any Subsidiary or Affiliate of the Borrower relating to the Borrower, the General Partner or any of their Affiliates or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, the General Partner, or any Subsidiary or any Affiliate of the Borrower, provided that, in the case of any such information received from the Borrower, the General Partner, or any Subsidiary or any Affiliate of the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
13.7    Tax Treatment. If any interest in any Loan Document is transferred to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.5(ii).
ARTICLE XIV.

GENERAL PROVISIONS
14.1.    Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Borrowings herein contemplated.
14.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
14.3.    Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.
14.4.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

14.5.    No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
14.6.    Expenses; Indemnification. Subject to the provisions of this Agreement, the Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Arranger (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Administrative Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent and the Lenders, which counsel may be employees of Administrative Agent or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses of periodic audits by the Administrative Agent’s personnel of the Borrower’s books and records provided that prior to an Event of Default, the Borrower shall be required to pay for only one such audit during any year. The Borrower further agrees to indemnify the Lenders, their Affiliates, and their respective directors, officers, employees, agents and advisors (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Borrowing hereunder, except that the foregoing indemnity shall not apply to any Indemnified Party to the extent that any losses, claims, etc. as determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from such Indemnified Party’s Gross Negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or the General Partner or the Borrower’s or the General Partner’s equity holders or creditors or an Indemnified Party is otherwise party thereto. The obligations of the Borrower under this Section shall survive the termination of this Agreement.
14.7.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
14.8.    Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. Moreover, none of the Administrative Agent, the Issuing Bank or any Lender shall be liable to the Borrower or any other parties. None of the Administrative Agent, the Issuing Bank or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any fee letter delivered in connection herewith, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
14.9.    Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
14.10.    Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
14.11.    Waiver of Jury Trial. THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
14.12.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of rights or obligations hereunder or under the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

14.13.    Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among the Borrower, the General Partner, Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Administrative Agent if the rights or duties of Administrative Agent are affected thereby, and
(a)    each of the Lenders adversely affected thereby if such amendment or waiver:
(i)    reduces or forgives any payment of principal or interest on the Obligations or any fees payable by the Borrower to such Lender hereunder; or
(ii)    postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by the Borrower to such Lender hereunder; or
(iii)    increases the amount of such Lender’s Revolving Commitment (other than pursuant to an assignment permitted under Section 13.3 or an increase in the Aggregate Revolving Commitment pursuant to Section 2.2) or the unpaid principal amount of such Lender’s Loan; or
(iv)    extends the Maturity Date (other than pursuant to Section 2.19 hereof); or
(v)    modifies or waives all or any portion of Section 2.20;
(b)    all of the Lenders if such amendment or waiver:
(i)    releases or limits the liability of the General Partner under the Loan Documents; or
(ii)    changes the definition of Required Lenders, or modifies any requirement for consent by each of the Lenders; or
(iii)    reduces the percentage set forth in Section 8.10 or modifies or waives the second through fourth sentences of Section 9.3 hereof; or
(c)    the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein, except that no waivers or amendments (1) affecting Section 2.17 shall be effective without the written consent of the Swingline Lender, (2) affecting Article III shall be effective without the written consent of the Issuing Bank or (3) affecting Section 12.16 shall be effective without the written consent of each of the Swingline Lender and the Issuing Bank.

14.14.    Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the General Partner or any of their Affiliates regardless of the capacity of the Lenders hereunder.
14.15.    Set-Off.
(a)    Subject to Section 2.20 and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, the Issuing Bank, each Lender, each Affiliate of the Administrative Agent, the Issuing Bank or any Lender, and each Participant, at any time, or from time to time while, an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an Affiliate of the Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Required Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, any Affiliate of the Administrative Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.1, and although such Obligations shall be contingent or unmatured.
(b)    Each Lender agrees that if it shall, by exercising any right of set off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Loan held by it (other than payments received pursuant to Sections 4.1, 4.2, 4.3 and 4.5) which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or fees with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata according to their respective Revolving Commitments.
14.16.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.
14.17.    Patriot Act CIP Notice. Each Lender hereby notifies the Borrower and the General Partner that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act), it is required to obtain, verify and record information that identifies the Borrower and the General Partner, which information includes the name and address of the Borrower and the General Partner and other information that will allow such Lender to identify the Borrower and the General Partner in accordance with the Act.
ARTICLE XV.

NOTICES
15.1.    Giving Notice; Electronic Delivery. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:
To the Borrower:
First Industrial, L.P.
c/o First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, Illinois 60606
Attention: Mr. Scott Musil
Telecopy: (312) 895-9380

To the General Partner:
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, Illinois 60606
Attention: Scott A. Musil
Telecopy: (312) 922-9851

Each of the above with a copy to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison
39th Floor
Chicago, Illinois 60606
Attention: Suzanne Bessette-Smith and Douglas W. Anderson
Telecopy: (312) 984-3150

To each Lender:
At such address as set forth in its Administrative Questionnaire

To the Administrative Agent:
Wells Fargo Bank, National Association, as agent
123 North Wacker Drive
Chicago, IL 60606
Attention: Scott S. Solis
Telecopy: (312)782-0969

Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Bank) pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. (Central Time) on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.2(iv) to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 8.2(iv), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

15.2.    Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
BORROWER:                FIRST INDUSTRIAL, L.P.

By:    FIRST INDUSTRIAL REALTY TRUST, INC.,
its General Partner

By:    /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    CFO

GENERAL PARTNER:        FIRST INDUSTRIAL REALTY TRUST, INC.

By:    /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    CFO

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent

By:    /s/ Sam Supple
Name:    Sam Supple
Title:    Senior Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

BANK OF AMERICA, N.A., individually as a Lender and as Syndication Agent

By:    /s/ Asad Rafiq
Name:    Asad Rafiq
Title:    Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent

By:    /s/ Dennis Redpath
Name:    Dennis Redpath
Title:    Senior Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent

By:    /s/ Joel Dalson
Name:    Joel Dalson
Title:    Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

REGIONS BANK, individually as a Lender and as Co-Documentation Agent

By:    /s/ Ghi S. Gavin
Name:    Ghi S. Gavin
Title:    Senior Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

UBS LOAN FINANCE LLC, as a Lender

By:    /s/ Lana Gifas
Name:    Lana Gifas
Title:    Director

By:    /s/ Joselin Fernandes
Name:    Joselin Fernandes
Title:    Associate Director

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, as a Lender

By:    /s/ Michael Glandt
Name:    Michael Glandt
Title:    Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

UNION BANK, N.A., as a Lender

By:    /s/ Gregory A. Conner
Name:    Gregory A. Conner
Title:    Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

COMERICA BANK, A TEXAS BANKING ASSOCIATION, as a Lender

By:    /s/ Sam F. Meehan
Name:    Sam F. Meehan
Title:    Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

Each of the undersigned Departing Lenders hereby acknowledges and agrees that, from and after the Agreement Execution Date, it is no longer a party to the Existing Credit Agreement and will not be a party to this Agreement

THE NORTHERN TRUST COMPANY, as a Departing Lender

By: /s/ Fiyaz Khan_______________________
Name: Fiyaz Khan
Title: Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED FIRST INDUSTRIAL CREDIT AGREEMENT

EXHIBIT A

Revolving Commitment Amounts

Bank	Total Commitment
Wells Fargo Bank, National Association	$107,500,000.00
Bank of America, N.A.	$107,500,000.00
U.S. Bank National Association	$75,000,000.00
PNC Bank, National Association	$75,000,000.00
Regions Bank	$75,000,000.00
UBS Loan Finance LLC	$55,000,000.00
Fifth Third Bank	$50,000,000.00
Union Bank, N.A.	$50,000,000.00
Comerica Bank, a Texas Banking Association	$30,000,000.00
Total	$625,000,000.00

EXHIBIT B-1

Form of Note

REVOLVING CREDIT NOTE

[___________], 2013
On or before the Maturity Date, as defined in that certain Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (the “Agreement”) between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Borrower”), First Industrial Realty Trust, Inc., a Maryland corporation, Bank of America, N.A., individually and as Syndication Agent, Wells Fargo Bank, National Association, individually and as Administrative Agent for the Lenders (as such terms are defined in the Agreement), and the other Lenders listed on the signature pages of the Agreement, Borrower promises to pay to the order of [__________] (the “Lender”), or its successors and assigns, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Agreement, in immediately available funds at the office of the Administrative Agent in Minneapolis, Minnesota, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay this Promissory Note (“Note”) in full on or before the Maturity Date in accordance with the terms of the Agreement.

The Lender shall, and is hereby authorized to record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Borrowing and the date and amount of each principal payment hereunder; provided, however, that the failure of Lender to so record shall not affect the obligations of the Borrower hereunder or under the other Loan. Documents.

This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

 This Note shall, be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR. PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[Signature on Following Page]

FIRST INDUSTRIAL, L.P.
By: First Industrial Realty Trust, Inc., its general partner

By: _________________________________
Name:_______________________________
Title:________________________________

[Signature Page – First Industrial Revolving Note]

PAYMENTS OF PRINCIPAL

Date	Unpaid Principal Balance	Notation Made by

EXHIBIT B-2

FORM OF BID RATE NOTE

____________, 20__

FOR VALUE RECEIVED, the undersigned, FIRST INDUSTRIAL, L.P. (the “Borrower”), hereby promises to pay to the order of ________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association at the office of the Administrative Agent in Minneapolis, Minnesota or at such other address as may be specified by the Administrative Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Bid Rate Loans made by the Lender.

This Note is one of the “Bid Rate Notes” referred to in the Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.3. thereof, the Administrative Agent, and the other parties thereto, and evidences Bid Rate Loans made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.3. of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall, be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR. PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature on next page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

FIRST INDUSTRIAL, L.P.

By: First Industrial Realty Trust, Inc., its general partner

By: _________________________________
Name:_____________________________
Title:______________________________

SCHEDULE OF BID RATE LOANS

This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT C
TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds by Funds Transfer)
☐ NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE NUMBER _____ ☐ INITIAL LOAN DISBURSEMENT

The following representatives of First Industrial, L.P., a Delaware limited partnership (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1006217 dated July 19, 2013 between Wells Fargo Bank, National Association, as administrative agent (“Agent”), certain Lenders party thereto and Borrower. Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount
1.
2.
3.
4.
5.

Initial Loan Disbursement Authorization ☐ Not Applicable ☐ Applicable --- Agent is hereby authorized to accept wire transfer instructions from ________________ (ie. specify title company escrow) to be delivered, via fax, email, letter or other method, to Agent for title/escrow #_____________ and/or loan #__________. Said instructions shall include the title/escrow company’s Receiving Party Account Name, city and state, Receiving Party Account Number, Receiving Lender’s (ABA) Routing Number, Maximum Transfer Amount required, Borrower’s name, title order/escrow number to which Agent shall fund the Initial Loan Disbursement under the loan number referenced above. The amount of said transfer shall not exceed $_______________. Borrower acknowledges and agrees that the acceptance of and wire transfer of funds by Agent in accordance with the title/escrow company instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents dated July 19, 2013, by and between Agent and Borrower. Agent shall not be further required to confirm said wiring instructions received from title/escrow company with Borrower. This Initial Loan Disbursement Authorization is in effect until [ ,2013] after which time a new authorization request shall be required. Borrower shall instruct title/escrow company via a separate letter, to deliver said wiring instructions in writing, directly to Agent at its address. Borrower also hereby authorizes Agent to attach a copy of the title/escrow company’s written wire instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information
___________________________
¹ Maximum Wire Amount may not exceed the Loan Amount.

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

Date: [ ___________ ,2013]

“BORROWER”

First Industrial, L.P.

By:    First Industrial Realty Trust, Inc.,
Its general partner

By: _________________________
Name: ______________________
Its: _________________________

EXHIBIT D

Form of Guaranty

AMENDED AND RESTATED GUARANTY
This Amended and Restated Guaranty is made as of July 19, 2013, by First Industrial Realty Trust, Inc., a Maryland corporation (“Guarantor”), to and for the benefit of Wells Fargo Bank, National Association, a national banking association, individually (“Wells”), and as administrative agent for itself and the lenders listed on the signature pages of the Credit Agreement (as defined below) and their respective successors and assigns (collectively, “Lender”).

RECITALS
A.    First Industrial, L.P., a Delaware limited partnership (“Borrower”), and Guarantor have requested that Lender make unsecured revolving credit loans available to Borrower in the aggregate principal amount of up to $625,000,000 (subject to Borrower’s right to increase such aggregate principal amount to $825,000,000 in accordance with Section 2.2 of the Credit Agreement (herein defined)) (the “Facility”).
B.    Lender has agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Amended and Restated Unsecured Revolving Credit Agreement bearing even date herewith between Borrower, the Lenders and Guarantor (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
C.    Guarantor is party to that certain Guaranty, dated December 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Guaranty”).

D.    The parties hereto wish to amend and restate the Existing Guaranty in its entirety and the Guarantor wishes to affirm its obligations under the Existing Guaranty.

E.    Guarantor is the sole general partner of Borrower and, therefore, Guarantor will derive financial benefit from the Facility evidenced by the Credit Agreement and the other Loan Documents. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by Lender of its obligations under the Credit Agreement.
AGREEMENTS
NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:
1.    Guarantor affirms its obligations under, and the terms and conditions of, the Existing Guaranty and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Lender:

(a)    the full and prompt payment of the principal of and interest on the Loans when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Credit Agreement and the other Loan Documents;

(b)    the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof);

(c)    the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents; and

(d)    All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”

2.    In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or any holder of any Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Credit Agreement and the other Loan Documents, and to pay any reasonable expenses incurred by Lender in protecting, preserving, or defending its interest in the Property or in connection with the Facility or under any of the Loan Documents, including, without limitation, all reasonable attorneys’ fees and costs. Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent. contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the Gross Negligence or willful misconduct of Lender.
All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.
3.    Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or the holders of any Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender. Guarantor further agrees that any exculpatory language contained in the Credit Agreement and the Notes shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.
4.    Guarantor further agrees that Guarantor’s liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Credit Agreement and the other Loan Documents or by any forbearance or delay in collecting interest or principal under the Credit Agreement and the other Loan Documents, or by any waiver by Lender under the Credit Agreement or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. For the avoidance of doubt, it is understood and agreed that the Guarantor shall not be a “surety” for purposes of the Securities Act of Illinois (740 ILCS 155 et. seq.) and the Guarantor hereby waives any rights or benefits thereunder. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Credit Agreement or other Loan Documents, or any thereof (including, without limitation in accordance with Borrower’s right to increase the aggregate principal balance of the Loan pursuant to Section 2.2 of the Credit Agreement), and may waive or release any provision or provisions of the Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender’s rights hereunder or any of the Guarantor’s obligations hereunder.
5.    This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Credit Agreement or other Loan Documents or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence ore reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.    This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender’s rights under the Loan Documents.

7.    If: (i) this Guaranty, the Credit Agreement or any other Loan Document is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, the Credit Agreement or any Loan Document; (iii) an attorney is retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.    The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of any Note under the remainder of this Guaranty shall continue in full force and effect.

9.    Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full, (i) Guarantor will not seek, accept, or retain for Guarantor’s own account any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10.    Guarantor waives and releases any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower. Nothing contained in this Paragraph 10 is intended to prohibit Guarantor from making all distributions to its constituent shareholders which are required by law from time to time in order for Guarantor to maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code (as defined in the Credit Agreement).

11.    Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

12.    The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.    Anything contained herein to the contrary notwithstanding, the obligations of Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Bankruptcy Code, as amended, or any comparable provisions of any similar federal or state law.
14.    All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

To the Guarantor:
First Industrial Realty Trust, Inc.
311 South Wacker Drive, Suite 3900
Chicago, Illinois 60606
Attention: Mr. Scott A. Musil
Te1ecopy: (312) 922-9851
With a copy to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison 39th Floor
Chicago, Illinois 60606
Attention: Suzanne Bessette-Smith and Douglas W. Anderson
Telecopy: (312) 984-3150
To the Lender:
c/o Wells Fargo Bank, National Association as agent
123 North Wacker Drive
Chicago, IL 60606
Attention: Scott S. Solis
Telecopy: (312)782-0969
or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

14.    This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender’s successors and assigns.

15.    This Guaranty shall be construed and enforced under the internal law of the State of Illinois.
16.    GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.
FIRST INDUSTRIAL REALTY TRUST, INC., a
Maryland corporation

By: ____________________________________
Name: __________________________________
Title:____________________________________

STATE OF ILLINOIS	)
) SS.

COUNTY OF COOK ))
I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________ of First Industrial Realty Trust, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
GIVEN under my hand and Notarial Seal, this ___ day of __________, 2013.

Notary Public

Acknowledged and Agreed by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: ________________________________
Name: _____________________________
Title: ______________________________

EXHIBIT E

Opinion of Borrower’s Counsel

EXHIBIT F

Opinion of General Partner’s Counsel

EXHIBIT G

Wiring Instructions

[REDACTED]

EXHIBIT H

Form of Compliance Certificate

To:    The Administrative Agent and the Lenders
    who are parties to the Agreement described below
This Compliance Certificate is furnished pursuant to that certain Amended and Restated Unsecured Revolving Credit Agreement, dated as of July 19, 2013 (as amended, modified, renewed or extended from time to time, the “Agreement”) among First Industrial, L.P. (the “Borrower”), First Industrial Realty Trust, Inc. (the “General Partner”), Wells Fargo Bank, National Association, individually and as Administrative Agent, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected [Chief Financial Officer] [Chief Accounting Officer] [Controller] of the [Borrower] [General Partner].
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the General Partner, the Borrower and their respective Subsidiaries and Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Administrative Agent if none are attached).
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Financial Change, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.
4.    Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing the General Partner’s and the Borrower’s compliance with certain covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.
5.    The financial statements and reports referred to in Section 8.2(i), 8.2(iii) or 8.2(viii), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, if any, fairly present in all material respects the consolidated financial condition and operations of the General Partner, the Borrower and their respective Subsidiaries at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods and correctly state the amounts of Consolidated Total Indebtedness, Consolidated Secured Debt, Consolidated Senior Unsecured Debt and the Values of all Unencumbered Assets as determined pursuant to the Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _____ day of __________________, 20____.

FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC.
General Partner

By: ___________________________________
Print Name: ____________________________
Title: _________________________________

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.3 thereof, the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Revolving Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Revolving Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Note, and the other Loan Documents representing ______% in respect of the aggregate amount of all Lenders’ Revolving Commitments, including without limitation, [a principal amount of outstanding Revolving Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Commitment all rights to receive interest on such amount of Loans and all fees with respect to the [Assigned Commitment] and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”).

(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectability of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 13.3 (c) of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Revolving Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 4.5 of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:
Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date,

(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 13.3 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 13.3 of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement [having a Revolving Commitment equal to the Assigned Commitment]. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Note in an initial amount equal to the Assigned Commitment. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By: _______________________________
Name: __________________________
Title: ___________________________

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By: _______________________________
Name: __________________________
Title: ___________________________

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only if required under Section 13.3(c) of the Credit Agreement]

BORROWER:

FIRST INDUSTRIAL, L.P.

By: First Industrial Realty Trust, Inc., its general partner

By: ____________________________
Name: __________________________
Title: ___________________________

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: _____________________________
Name: ________________________
Title: _________________________

EXHIBIT J

FORM OF NOTICE OF BORROWING

____________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, MN 55402
Attention: Teresa Mager

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

2.	The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 20__.

3.	The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]
☐    Adjusted Base Rate Borrowing
☐    Eurocurrency Borrowing, with an initial Interest Period for a duration of:

[Check one box only]
☐    one month
☐    two months
☐    three months
☐    six months
☐    other: ____________________

4. The location and number of Borrower’s account to which proceeds of the Requested Revolving Loan are to be disbursed: _________________________.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party pursuant to Section 5.2(b) of the Credit Agreement, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Section 5.2 of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC.
General Partner

By: ___________________________________
Print Name: ____________________________
Title: _________________________________

EXHIBIT K

FORM OF NOTICE OF SWINGLINE BORROWING

____________, 20___

Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, MN 55402
Attention: Teresa Mager

Ladies and Gentlemen:

Reference is made to the Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.17 of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 20___.

3.	The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by ____________________, 20___.

4. The location and number of Borrower’s account to which proceeds of such Swingline Loan are to be disbursed: _________________________.

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party pursuant to Section 5.2(b) of the Credit Agreement, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Section 5.2 of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

[Continued on next page]

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7(a) of the Credit Agreement.

FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC.
General Partner

By: ___________________________________
Print Name: ____________________________
Title: _________________________________

EXHIBIT L

FORM OF DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT dated as of ___________, _____ (the “Agreement”) by and among _________________________ (the “Designating Lender”), _________________________ (the “Designated Lender”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Designating Lender is a Lender under that certain Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto;

WHEREAS, pursuant to Section 13.5, the Designating Lender desires to designate the Designated Lender as its “Designated Lender” under and as defined in the Credit Agreement; and

WHEREAS, the Administrative Agent consents to such designation on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Designation. Subject to the terms and conditions of this Agreement, the Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Designating Lender pursuant to Section 2.18. of the Credit Agreement. Any assignment by the Designating Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender. The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.

Section 2. Designating Lender Not Discharged. Notwithstanding the designation of the Designated Lender hereunder, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under Section 12.8. of the Credit Agreement and any sums otherwise payable to the Borrower by the Designated Lender.

Section 3. No Representations by Designating Lender. The Designating Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower, any other Loan Party or any other Subsidiary of the Borrower or the performance or observance by the Borrower or any other Loan Party of any of its obligations under any Loan Document to which it is a party or any other instrument or document furnished pursuant thereto.

Section 4. Representations and Covenants of Designated Lender. The Designated Lender makes and confirms to the Administrative Agent, the Designating Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a “Designated Lender” contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c)  confirms that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on such financial statements and such other documents and information, made its own credit analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender. The Designated Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the Designated Lender of any Default or Event of Default.

Section 5. Appointment of Designating Lender as Attorney‑In‑Fact. The Designated Lender hereby appoints the Designating Lender as the Designated Lender’s agent and attorney‑in‑fact, and grants to the Designating Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit Agreement and other Loan Documents and to exercise on the Designated Lender’s behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designating Lender on the Designated Lender’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designated Lender. The Borrower, each Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

Section 6. Acceptance by the Administrative Agent. Following the execution of this Agreement by the Designating Lender and the Designated Lender, the Designating Lender will (i) deliver to the Administrative Agent a duly executed original of this Agreement for acceptance by the Administrative Agent and (ii) pay to the Administrative Agent the fee, if any, payable under the applicable provisions of the Credit

Agreement whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the “Effective Date”).

Section 7. Effect of Designation. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right to make Bid Rate Loans as a Lender pursuant to Section 2.18. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designated Lender which is not otherwise required to repay obligations of the Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender, as agent for the Designated Lender, shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designated Lender and the Designating Lender with respect to the Credit Agreement.

Section 8. Indemnification of Designated Lender. The Designating Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender’s gross negligence or willful misconduct.

Section 9. Governing Law. This Agreement shall be construed and enforced under the internal law of the State of Illinois.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by all parties hereto.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

EFFECTIVE DATE:

DESIGNATING LENDER:

[NAME OF DESIGNATING LENDER]

By: ________________________________
Name: _____________________________
Title: ______________________________

DESIGNATED LENDER:

[NAME OF DESIGNATED LENDER]

By: ________________________________
Name: _____________________________
Title: ______________________________

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: ________________________________
Name: _____________________________
Title: ______________________________

EXHIBIT M

FORM OF BID RATE QUOTE REQUEST

______________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, MN 55402

Attention: Teresa Mager

Ladies and Gentlemen:

Reference is made to the Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

Borrowing Date	Amount	Type	Interest Period
______________, 20___	$____________	____________	______ days

2.	The Borrower’s Credit Rating, as applicable, as of the date hereof is:

S&P        _______
Moody’s    _______

3.	The proceeds of this Bid Rate borrowing will be used for the following purpose: ___________________________________________________
__________________________________________________________.

4.	After giving effect to the Bid Rate Borrowing requested herein, the total amount of Bid Rate Loans outstanding shall be $______________.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party pursuant to Section 5.2(b) of the Credit Agreement, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Section 5.2 of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC., its General Partner

By: ________________________________
Name: _____________________________
Title: ______________________________

EXHIBIT N

FORM OF BID RATE QUOTE

________________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, MN 55402

Attention: Teresa Mager

Ladies and Gentlemen:

Reference is made to the Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

In response to the Borrower’s Bid Rate Quote Request dated _____________, 20__, the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

1.	Quoting Lender:____________________________

2.	Person to contact at quoting Lender:____________________________

3.	The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

Borrowing Date	Amount	Type	Interest Period	Bid Rate

__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%

The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.

By: ________________________________
Name: _____________________________
Title: ______________________________

EXHIBIT O

FORM OF BID RATE QUOTE ACCEPTANCE

__________________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, MN 55402

Attention: Teresa Mager

Ladies and Gentlemen:

Reference is made to the Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.3 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Borrower hereby accepts the following offer(s) of Bid Rate Quotes to be made available to the Borrower on ____________, _____:

Quote Date	Quoting Lender	Type	Amount Accepted

____________, 20__	_______________	__________	$___________
____________, 20__	_______________	__________	$___________
____________, 20__	_______________	__________	$___________

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party pursuant to Section 5.2(b) of the Credit Agreement, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Section 5.2 of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

[Signature on next page]

FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC., its General Partner

By: _________________________________
Name: ______________________________
Title: _______________________________